                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         WESTPORT RESOURCES CORPORATION
                (Name of Registrant As Specified in its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         (1) Title of each class of securities to which transaction applies: _____________________

         (2)      Aggregate number of securities to which transaction applies:

                  ______________________________

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $___________

         (4)      Proposed maximum aggregate value of transaction: $___________

         (5)      Total fee paid: $___________

[ ]      Fee paid previously with preliminary materials: $_____________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid: $________________

         (2)      Form, Schedule or Registration Statement No.: ________________

         (3)      Filing Party: ________________________________________________

         (4)      Date Filed: _____________________________

                                (WESTPORT LOGO)

                         WESTPORT RESOURCES CORPORATION

                                DENVER, COLORADO

               NOTICE OF THE 2003 ANNUAL MEETING OF STOCKHOLDERS

                       TO BE HELD THURSDAY, MAY 22, 2003

To the Stockholders:

     The 2003 Annual Meeting of Stockholders, or the Annual Meeting, of Westport Resources Corporation, a Nevada corporation, also referred to herein as the Company, will be held on Thursday, May 22, 2003, at 9:00 a.m., local time, in the Bluebell I Room at the Pinnacle Club, 555 Seventeenth Street, 37th Floor, Denver, Colorado 80202, for the following purposes:

          (1) to elect three Class 2 directors to serve until the 2006 Annual Meeting of Stockholders;

          (2) to ratify the selection of KPMG LLP as the Company's independent auditor for the fiscal year ending December 31, 2003; and

          (3) to transact such other business as may properly come before such meeting or any adjournment(s) thereof.

     We have fixed the close of business on April 17, 2003 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

     We invite you to attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ASK THAT YOU SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. WE HAVE ENCLOSED A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE FOR YOUR CONVENIENCE.

                                          By Order of the Board of Directors

                                          (HOWARD L. BOIGON SIG)
                                          Howard L. Boigon
                                          Vice President, General Counsel
                                          and Secretary

April 21, 2003

                                (WESTPORT LOGO)

                         WESTPORT RESOURCES CORPORATION

                           1670 BROADWAY, SUITE 2800
                          DENVER, COLORADO 80202-4800
                                 (303) 573-5404

                                PROXY STATEMENT

                                      FOR

                      2003 ANNUAL MEETING OF STOCKHOLDERS

                       TO BE HELD THURSDAY, MAY 22, 2003

                     SOLICITATION AND REVOCATION OF PROXIES

     The Board of Directors of Westport Resources Corporation, a Nevada corporation, also referred to as Westport or the Company, is soliciting the enclosed proxy for use at the 2003 Annual Meeting of Stockholders, also referred to as the Annual Meeting, to be held on Thursday, May 22, 2003, at 9:00 a.m., local time, in the Bluebell I Room at the Pinnacle Club, 555 Seventeenth Street, 37th Floor, Denver, Colorado 80202 or at any adjournment(s) thereof. The Board of Directors will conduct the solicitation of proxies primarily by mail. In addition, officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. The Company will reimburse brokers, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxy materials to beneficial owners of Westport common stock. The Company will bear the costs of the solicitation. This Proxy Statement and the form of proxy were first mailed to stockholders of the Company on or about April 22, 2003.

     A stockholder may revoke the enclosed proxy, even though executed and returned, at any time prior to the voting of the proxy (a) by execution and submission of a revised proxy bearing a later date than the preceding proxy, (b) by written notice of revocation to the Secretary of the Company or (c) by voting in person at the Annual Meeting. In the absence of such revocation, shares represented by the proxies will be voted at the Annual Meeting.

                      OUTSTANDING STOCK AND VOTING RIGHTS

     At the close of business on April 17, 2003, the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding 66,952,220 shares of Westport common stock, including 162,100 shares of Westport common stock that are subject to restricted stock agreements as described below. Westport common stock is the only class of outstanding securities of the Company entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of Westport common stock.

     As of April 17, 2003, an aggregate of 162,100 of the outstanding shares of Westport common stock were issued as restricted stock awards pursuant to the Company's 2000 Stock Incentive Plan. During the period in which such shares are restricted, the holders of those shares have none of the rights of a stockholder with respect to such shares, including the right to vote the shares.

     In order to transact business at the Annual Meeting, a quorum consisting of a majority of all outstanding shares entitled to vote must be present in person or by proxy. Abstentions and "broker non-votes" (shares held by brokers or nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners of such shares or persons entitled to vote on the matter) will be counted for the purpose of determining whether a quorum is present.

     We are mailing the Company's annual report to stockholders for the year ended December 31, 2002, including its annual report on Form 10-K, along with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. The annual report (including the Company's annual report on Form 10-K included in the report) does not constitute a part of the proxy soliciting material.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Three directors are to be elected at the Annual Meeting. The Company's Articles of Incorporation provide for a classified Board of Directors, divided into Classes 1, 2 and 3, the terms of office of which are currently scheduled to expire, respectively, on the dates of the Company's Annual Meetings of Stockholders in 2005, 2003 and 2004.

     The nominees for election at the Annual Meeting are Robert A. Haas, David
L. Porges and Donald D. Wolf as Class 2 directors. The Class 2 nominees are to be elected for a three-year term expiring on the date of the Company's Annual Meeting of Stockholders in 2006, and thereafter until their respective successors are duly elected and qualified. Each of the nominees for director currently serves as a director of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ELECTION OF EACH OF THE NOMINEES.

     A plurality of the votes of the holders of Westport common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to elect a director. Accordingly, abstentions and broker non-votes would have no effect on the election of directors. Stockholders may not cumulate their votes in the election of directors.

     Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the nominees listed below. Each of the nominees has consented to be named in this Proxy Statement and to serve on the Board of Directors if elected. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as the Board of Directors may nominate.

     The following tables set forth information regarding the names, ages and principal occupations of the nominees and directors, directorships in other companies held by them and the length of continuous service as a director of the
Company:

                  NOMINEES FOR ELECTION AT THE ANNUAL MEETING

                                           PRINCIPAL OCCUPATION
CLASS 2 NOMINEES                            AND DIRECTORSHIPS            DIRECTOR SINCE   AGE
----------------                           --------------------          --------------   ---
Robert A. Haas....................  Partner, Dr. Richard J. Haas         November 2001    50
                                    Partners, London, since 1986;
                                    Director of Westport Investments
                                    Limited
David L. Porges...................  Executive Vice President and Chief      April 2000    45
                                    Financial Officer of Equitable
                                    Resources, Inc. since July 1998
Donald D. Wolf....................  Chairman and Chief Executive            April 2000    59
                                    Officer of Westport Resources
                                    Corporation since April 2000;
                                    Chairman and Chief Executive
                                    Officer of Westport Oil and Gas
                                    Company, Inc. from June 1996 to
                                    April 2000; Director of MarkWest
                                    Hydrocarbon, Inc. and Aspect
                                    Resources LLC

                              CONTINUING DIRECTORS

                                           PRINCIPAL OCCUPATION
CLASS 1 DIRECTORS                           AND DIRECTORSHIPS            DIRECTOR SINCE   AGE
-----------------                   ----------------------------------   --------------   ---
Laurence D. Belfer(3).............  President of Belfer Management         August 2001    36
                                    LLC; Director of Belco Oil & Gas
                                    Corp. from 1996 to August 2001;
                                    Vice Chairman of Belco from 1999
                                    to August 2001; President of Belco
                                    from 1997 to 1999; Chief Operating
                                    Officer of Belco from 1995 to
                                    1997; Vice President of Belco from
                                    1992 to 1995; Chairman of Harvest
                                    Management, Inc.
James M. Funk.....................  President of Equitable Production       April 2000    53
                                    Company since June 2000
William F. Wallace(1)(2)(3).......  Director of Khanty Mansiysk Oil         April 2000    63
                                    Corp.; Director of Westport Oil
                                    and Gas Company, Inc. from 1996 to
                                    April 2000
Peter R. Hearl(1)(2)(4)...........  President of Pizza Hut USA, a            July 2000    51
                                    division of YUM! Brands (formerly
                                    Tricon Global Restaurants); Member
                                    of YUM's Partners' Council

                                           PRINCIPAL OCCUPATION
CLASS 3 DIRECTORS                           AND DIRECTORSHIPS            DIRECTOR SINCE   AGE
-----------------                   ----------------------------------   --------------   ---
Robert A. Belfer..................  Chief Executive Officer of Belfer      August 2001    68
                                    Management LLC; Chairman of the
                                    Board, Chief Executive Officer and
                                    Director of Belco Oil & Gas Corp.
                                    from 1996 to August 2001
Murry S. Gerber(3)................  Chairman, President and Chief           April 2000    50
                                    Executive Officer of Equitable
                                    Resources, Inc.; Director of
                                    BlackRock, Inc.
Michael Russell(3)................  Partner, Dr. Richard J. Haas            April 2000    53
                                    Partners, London
Randy Stein(1)(2)(3)..............  Self-employed tax and business           July 2000    49
                                    consultant; Director, Koala
                                    Corporation

---------------

(1) Member of the Audit Committee of the Board of Directors.

(2) Member of the Compensation Committee of the Board of Directors.

(3) Member of the Nominating and Governance Committee of the Board of Directors.

(4) Mr. Hearl has tendered his resignation from the Board of Directors effective as of May 23, 2003. In accordance with applicable law, the Board of Directors will select a new director to fill the vacancy for the remainder of the resigning director's term, which ends on the date of the Company's Annual Meeting of Stockholders in 2005.

     Each of the nominees and directors named above has been engaged in the principal occupation set forth opposite his name for the past five years except as follows:

     Mr. Funk was an independent consultant for J.M. Funk & Assoc., Inc. from February 1999 through June 2000. Prior to this, Mr. Funk worked for 23 years at Shell Oil, where he was President, Shell Continental Companies (January 1998 through January 1999), Vice President, Shell Offshore, Inc. and General Manager, Shelf E&P Business Unit (October 1991 through December 1997), and Chief Executive Officer of Shell Midstream Enterprises, Inc. (April 1996 through December 1997).

     Mr. Porges was a Managing Director for Bankers Trust Corporation, a financial services firm, from 1991 through July 1998.

     Mr. Gerber served as Chief Executive Officer of Coral Energy, a joint venture of Shell Oil, Tejas Gas and Shell Canada, from November 1995 through April 1998.

     Mr. Stein served as a Principal at PricewaterhouseCoopers LLP, formerly Coopers & Lybrand LLP, from November 1986 to June 30, 2000.

COMPANY HISTORY

     Westport was formed by the merger on April 7, 2000 of Westport Oil and Gas Company, Inc., which we refer to as Westport Oil and Gas, and Equitable Production (Gulf) Company, which we refer to as EPGC, an indirect, wholly owned subsidiary of Equitable Resources, Inc. As a result of the merger, Westport Oil and Gas became a wholly owned subsidiary of EPGC, which subsequently changed its name to Westport Resources Corporation, and the stockholders of Westport Oil and Gas became the majority stockholders of EPGC. The senior management team of Westport Oil and Gas became the management team for the combined company, complemented by certain key managers from EPGC. The merger between EPGC and Westport Oil and Gas was accounted for using purchase accounting with Westport Oil and Gas as the surviving accounting entity. Westport began consolidating the results of EPGC with the results of Westport Oil and Gas as of the April 7, 2000 closing date.

     On August 21, 2001, the stockholders of Belco Oil & Gas Corp., or Belco, approved an agreement and plan of merger, dated as of June 8, 2001, between Belco and Westport. Pursuant to this agreement, Westport was merged with and into Belco, also referred to as the Merger, with Belco surviving and changing its name to Westport Resources Corporation. The Merger was accounted for as a purchase transaction for financial accounting purposes with Westport as the surviving accounting entity. Westport began consolidating the results of Belco with its results as of the August 21, 2001 closing date.

DIRECTORS' MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors currently has eleven members. Westport's directors are nominated pursuant to a shareholders agreement, dated as of February 14, 2003, also referred to as the shareholders agreement, among Westport, ERI Investments, Inc., or ERI, Westport Energy LLC, or WELLC, Medicor Foundation, or Medicor, and a group of former Belco stockholders, or the Belfer Group. The shareholders agreement amended and restated the previous shareholders agreement, dated as of July 20, 2001, in connection with WELLC's transfer of a portion of its Westport common stock to Medicor. Pursuant to the shareholders agreement, each of ERI and Medicor has the right to nominate a total of three directors, one to each class, and the Belfer Group has a right to nominate a total of two directors, one director to Class 3 and one director to Class 1. The number of directors a party may nominate is reduced if such party's ownership of Westport common stock is reduced below certain thresholds. Of the current directors, Messrs. Porges, Gerber and Funk were nominated by ERI, Messrs. Haas, Russell and Wallace were nominated by WELLC, and Messrs. L.D. Belfer and R.A. Belfer were nominated by the Belfer Group.

     The Board of Directors held 16 meetings and took action by written consent three times during 2002. Except as noted below, each of the directors, except Mr. Hearl, attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period that such director served as a director and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served during the period that such director so served. Mr. Hearl attended 30% of the aggregate of the total number of meetings of the Board of Directors held during 2002 and the total number of meetings held by the Audit Committee and the Compensation Committee during 2002, of which Mr. Hearl is a member.

     The Board of Directors has the following standing committees:

     AUDIT COMMITTEE. The Audit Committee, which currently consists of Messrs. Stein, Hearl and Wallace, met nine times during 2002. Each of these members qualifies as an "independent" director under Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards. Mr. Stein serves as the Chair of the Audit Committee. The Audit Committee is responsible for, among other things:

     - exercising the sole authority to appoint, set compensation for and replace the Company's independent auditor;

     - directly overseeing the work of the Company's independent auditor (including resolving disagreements between management and the Company's independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

     - determining the need for periodic rotation of audit firms and overseeing rotation of lead audit partners, concurring partners and other audit personnel as required or advisable to assure auditors' independence;

     - establishing hiring policies consistent with applicable laws, rules and regulations in effect from time to time for current and former employees of the Company's independent auditor;

     - exercising its sole authority to approve all non-audit services permitted by applicable laws, rules or regulation in effect from time to time (including fees and terms thereof) to be provided by the Company's independent auditor and to develop pre-approval policies regarding all such non-audit services;

     - reviewing with the Company's independent auditor the annual audit scope, staffing and plan;

     - reviewing and discussing the Company's financial statements with management and the Company's independent auditor and any significant reporting issues and judgments made in connection with the preparation of the Company's financial statements;

     - reviewing with the Company's independent auditor, internal auditor and the Company's Disclosure Review Committee, consisting of members of the Company's management and certain other employees of the Company involved in the preparation of the Company's SEC reports and financial statements, the integrity of the Company's financial reporting process, internal controls and disclosure controls and procedures;

     - discussing with management and the Company's independent auditor the adequacy of the Company's internal controls, material control deficiencies, if any, and steps adopted to address any such material deficiencies;

     - maintaining appropriate procedures for receipt and treatment of complaints regarding accounting or auditing matters;

     - reviewing and approving all transactions between the Company and any of its officers, directors or other affiliates, excluding compensation arrangements; and

     - preparing for inclusion in the Company's proxy statement the Audit Committee's annual report to the stockholders of the Company.

     The Board of Directors has adopted a written charter for the Audit Committee that more fully describes the Audit Committee's responsibilities, a copy of which is included as Appendix A attached to this Proxy Statement.

     COMPENSATION COMMITTEE. The Compensation Committee, which currently consists of Messrs. Wallace, Stein and Hearl, met five times during 2002. Mr. Wallace is the Chair of the Compensation Committee. The Compensation Committee is responsible for, among other things:

     - periodically reviewing and making recommendations to the Board of Directors as to the Company's general compensation policies and practices, including compensation plans and retention and severance plans, to ensure their competitive nature and to reflect the Company's compensation objectives;

     - administering and granting awards under the Company's incentive-compensation and equity-based plans;

     - reviewing the performance of the chief executive officer of the Company, including the annual evaluation prepared by the Nominating and Governance Committee of the Board of Directors, and making recommendations to the Board of Directors regarding the compensation of the Company's chief executive officer and appropriate compensation for the Company's other executive officers and key personnel;

     - reviewing and considering recommendations from the Nominating and Governance Committee of the Board of Directors regarding the compensation and benefits of directors who are not employed by or otherwise affiliated with the Company;

     - supervising the Company's welfare and pension plans; and

     - preparing for inclusion in the Company's proxy statement the annual executive compensation report to the stockholders of the Company.

     The Board of Directors has adopted a written charter for the Compensation Committee that more fully describes the Compensation Committee's responsibilities, a copy of which is included as Appendix B attached to this Proxy Statement.

     NOMINATING AND GOVERNANCE COMMITTEE. In 2002, the Board of Directors created a Nominating and Governance Committee. The Nominating and Governance Committee, which currently consists of Messrs. Stein, Wallace, L.D. Belfer, Gerber and Russell, met two times during 2002. Messrs. Stein and Wallace are Co-Chairs of the Nominating and Governance Committee. The Nominating and Governance Committee is responsible for, among other things:

     - developing criteria for the selection of directors and overseeing the process of screening and interviewing candidates to serve as members of the Board of Directors;

     - subject to any shareholders or similar agreements, submitting proposals to the Board of Directors regarding nominees for director positions to be elected by the Company's stockholders at their annual meeting and for nominating prospective director candidates in the event of resignation, death, removal or retirement of existing directors or a change in the requirements applicable to the composition of the Board of Directors;

     - establishing and reviewing policies applicable to the size, composition and procedures of the Board of Directors and the roles, responsibilities, retirement age, tenure and removal of its directors;

     - determining directors' qualifications as "independent" within the meaning of the NYSE listing standards, securities and other applicable laws, rules and regulations in effect from time to time and monitoring compliance with such requirements applicable to members of the Board of Directors or committees thereof;

     - evaluating the performance of the Company's chief executive officer and submitting the results of such evaluation to the Compensation Committee of the Board of Directors;

     - reviewing and recommending to the Compensation Committee of the Board of Directors the compensation and benefits of directors who are not employed by or otherwise affiliated with the Company;

     - developing and recommending to the Board of Directors corporate governance guidelines, and reviewing such guidelines periodically in light of evolving corporate practices and applicable laws, rules and regulations; and

     - developing and recommending to the Board of Directors codes of conduct, business ethics and business practices to reflect best practices, the NYSE listing requirements or any other applicable laws, rules or regulations in effect from time to time.

     The Board of Directors has adopted a written charter for the Nominating and Governance Committee that more fully describes the Nominating and Governance Committee's responsibilities, a copy of which is included as Appendix C attached to this Proxy Statement. The Nominating and Governance Committee is currently developing corporate governance guidelines and the Company's code of conduct and business ethics and intends to publish these documents on the Company's web site upon approval of these documents by the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No executive officer of the Company serves as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company's Board of Directors or the Compensation Committee thereof.

COMPENSATION OF DIRECTORS

  BELCO

     Pursuant to Belco's 1996 Nonemployee Directors' Stock Option Plan, or the Directors' Plan, directors of Belco who were not officers or employees of Belco or any of its subsidiaries, also known as non-employee directors, each received, as of the date of each annual meeting of the stockholders of Belco, a nonqualified stock option to purchase 6,000 shares of Belco common stock. Each option has an exercise price equal to the fair market value of the Belco common stock on the New York Stock Exchange, or the NYSE, on the date of grant. The exercise price may be paid in cash, in shares of Belco common stock having a fair market value equal to the purchase price thereof, or by a combination of such means of payment. The number of shares covered by each option and the exercise price per share are proportionately adjusted in the event of a stock split, reverse stock split, stock dividend, or similar capital adjustment effected without receipt of consideration by Belco. The aggregate number of shares of common stock that may be issued pursuant to the exercise of options granted under the Directors' Plan cannot, on the date of the grant of any such option, exceed an amount equal to 0.5% of the number of then outstanding shares of common stock. Shares issuable pursuant to the Directors' Plan may be authorized but unissued shares or reacquired shares, and may be purchased for this purpose.

     Options granted under the Directors' Plan have a maximum term of ten years and vest in three equal annual installments beginning on the first anniversary of the date of grant. Notwithstanding the foregoing, upon the occurrence of a "Change of Control" as defined in the Directors' Plan while a non-employee director is a member of the Board of Directors, or in the event that a non-employee director's membership on Belco's board of directors terminates by reason of death or disability, each option then held by such non-employee director is exercisable in full. As a result of the Merger, all of the options issued under the Directors' Plan became fully vested and exercisable notwithstanding any exercisability or vesting provisions.

     On August 21, 2001, the effective time of the Merger, the number of shares subject to the options granted under the Directors' Plan and the exercise price per share of each such option were adjusted to reflect the reverse stock split in connection with the conversion of options to purchase Belco common stock into options to purchase Westport common stock, based on a 0.4125 conversion ratio. Upon conversion, each such option became immediately vested and exercisable and lapsed on November 21, 2001. Although the Directors' Plan was assumed in the Merger by the Company, the Company did not make any grants under this plan to any of the Company's directors subsequent to the Merger and does not intend to make any grants under this plan in the future.

  WESTPORT

     Westport directors who were neither employed by Westport nor affiliated with the principal stockholders of Westport, also referred to as outside directors, are compensated by an annual retainer fee of $20,000, plus fees of $2,000 per meeting attended in person and $1,000 per meeting attended by telephone, plus annual grants of options to purchase 4,500 shares of common stock of Westport granted at the time of each annual meeting of stockholders and vesting over two years. Fees are payable in cash or, at the election of each director, in common stock of Westport. On May 20, 2002, each of Messrs. Hearl, Stein and Wallace were granted an option to purchase 4,500 shares of Westport common stock at an exercise price of $18.60 per share (the fair market value of Westport common stock on the NYSE on such date).

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of March 31, 2003, regarding beneficial ownership of Westport common stock by (1) each person, or group of affiliated persons, known by Westport to own beneficially 5% or more of its outstanding common stock, (2) each of Westport's directors and executive officers and (3) all of Westport's executive officers and directors as a group. The number of shares of Westport common stock outstanding as of March 31, 2003 was 66,943,970 shares. The number of shares of Westport's 6 1/2% convertible preferred stock outstanding as of March 31, 2003 was 2,930,000.

                                                              BENEFICIAL OWNERSHIP(1)
                                                              ------------------------
NAME OF BENEFICIAL OWNER                                         SHARES       PERCENT
------------------------                                      ------------   ---------
Medicor Foundation(2).......................................   34,675,558      51.8%
  c/o Jura Trust AG
  Mitteldorf 1, Postfach 838
  FL-9490 Vaduz, Liechtenstein
Westport Energy LLC(3)......................................   34,675,558      51.8%
  21 Glen Oaks Ave
  Summit, NJ 07901
ERI Investments, Inc.(4)....................................   34,675,558      51.8%
  801 West Street, 2nd Floor
  Wilmington, Delaware 19804
Richard J. Haas(5)..........................................   34,675,558      51.8%
Robert A. Haas**(5).........................................   34,675,558      51.8%
Eugen von Liechtenstein(2)(5)...............................   34,675,558      51.8%
Graham Garner(5)............................................   34,675,558      51.8%
Robert A. Belfer**(6).......................................   34,923,359      52.0%
Renee E. Belfer(7)..........................................   34,675,558      51.8%
Belfer Corp.(8).............................................   34,772,443      51.9%
The Robert A. and Renee E. Belfer Family Foundation(9)......   34,675,558      51.8%
Belfer Two Corp.(10)........................................   34,683,942      51.8%
Liz Partners L.P.(11).......................................   34,675,558      51.8%
Renee Holdings Partnership, L.P.(12)........................   34,750,085      51.9%
A&B Investors, Inc.(13).....................................   34,740,769      51.8%
Belwest Petroleum, Inc.(14).................................   34,675,558      51.8%
LDB Corp.(15)...............................................   34,675,558      51.8%
LDB Two Corp.(16)...........................................   34,675,558      51.8%
Robert A. Belfer Family Trust (17)..........................   34,675,558      51.8%
The Laurence D. Belfer Family Foundation (18)...............   34,675,558      51.8%
Vantz Limited Partnership (19)..............................   34,675,558      51.8%
Laurence D. Belfer** (20)...................................   34,675,558      51.9%
Jack Saltz (21).............................................   34,703,505      51.8%
Saltz Investment Group, LLC (22)............................   34,675,558      51.8%
Jack and Anita Saltz Foundation (23)........................   34,675,558      51.8%
Wellington Management Company, LLP (24).....................    5,494,465       8.2%
  75 State Street
  Boston, Massachusetts 02109
Donald D. Wolf**(25)........................................      950,024       1.4%
Barth E. Whitham**(26)......................................      377,750         *
Lon McCain** (27)...........................................       72,444         *

                                                              BENEFICIAL OWNERSHIP(1)
                                                              ------------------------
NAME OF BENEFICIAL OWNER                                         SHARES       PERCENT
------------------------                                      ------------   ---------
Grant W. Henderson** (28)...................................      232,893         *
Howard L. Boigon** (29).....................................       57,427         *
Kenneth D. Anderson** (30)..................................       35,065         *
Lynn S. Belcher** (31)......................................      118,384         *
Brian K. Bess** (32)........................................       92,474         *
Carter Mathies** (33).......................................        3,000         *
Robert R. McBride, Jr.** (34)...............................       54,524         *
James M. Funk** (35)........................................        5,422         *
Murry S. Gerber** (36)......................................   34,682,058      51.8%
Peter R. Hearl** (37).......................................       12,052         *
David L. Porges** (38)......................................   34,677,558      51.8%
Michael Russell**(2)........................................   34,675,558      51.8%
Randy Stein** (39)..........................................       13,127         *
William F. Wallace** (40)...................................       22,670         *
Directors and executive officers as a group (41)............   36,979,115      53.6%

---------------

  *  Less than one percent.

 **  Director or Executive Officer of Westport.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. Shares of Westport common stock subject to options, warrants, convertible preferred stock and any other convertible security currently exercisable or convertible, or exercisable or convertible within 60 days of March 31, 2003, are deemed outstanding for computing the percentage of the person or entity holding such securities, but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Westport common stock shown as beneficially owned by them.

 (2) Based on a report on Schedule 13D filed with the SEC on February 18, 2003 and Westport's records. This number includes (i) 11,000,000 shares of Westport common stock held by Medicor Foundation ("Medicor") subject to the Third Amended and Restated Shareholders Agreement, dated as of February 14, 2003 (the "Shareholders Agreement"), between Westport, ERI, WELLC, Medicor and the Belfer Group, as defined in footnote 6, and (ii) an aggregate of 23,675,558 shares of Westport common stock held by WELLC, ERI and the Belfer Group of which Medicor may be deemed to have shared voting power and thus to be the beneficial owner pursuant to the Shareholders Agreement. Medicor disclaims beneficial ownership of all of the 23,675,558 shares of Westport common stock held by WELLC, ERI and the Belfer Group subject to the Shareholders Agreement. All voting decisions with respect to the shares of Westport held by Medicor are made by the Medicor Foundation Council. The Medicor Foundation Council consists of Ursula Haas, Prince Eugen von Liechtenstein, Anton M. Lotzer, Albin A. Johann, Hommy Khosrowpanah, Michael Russell and Hans Gassner. Each member of the Medicor Foundation Council disclaims beneficial ownership of shares of Westport common stock held by Medicor. No member of the Medicor Foundation Council, except Michael Russell, holds any position with Westport. Mr. Russell has served as Westport's director since April 2000.

 (3) Based on a report on Schedule 13D/A filed with the SEC on February 18, 2003 and Westport's records. This number includes (i) 3,238,001 shares of Westport common stock held by WELLC subject to the Shareholders Agreement and (ii) an aggregate of 31,437,557 shares of Westport common stock held by Medicor, ERI and the Belfer Group of which WELLC may be deemed to have shared voting power and thus to be the beneficial owner pursuant to the Shareholders Agreement. WELLC disclaims beneficial ownership of all of the 31,437,557 shares of Westport common stock held by Medicor, ERI and the Belfer Group subject to the Shareholders Agreement. All of the interests of WELLC are held by Westport Investments Limited, a Bahamas corporation. All voting decisions with respect to the shares of Westport held by WELLC are made by the board of directors of Westport Investments Limited. No member of the board of directors of Westport Investments Limited, except Robert A. Haas, holds any position with Westport. Mr. Haas has served as Westport's director since November 28, 2001.

 (4) Based on a report on Schedule 13D/A filed with the SEC on April 7, 2003 and Westport's records. This number includes (i) 13,049,502 shares of Westport common stock held by ERI subject to the Shareholders Agreement and (ii) an aggregate of 21,626,056 shares of Westport common stock held by Medicor, WELLC and the Belfer Group subject to the Shareholders Agreement of which ERI may be deemed to have shared voting power and thus to be the beneficial owner pursuant to the Shareholders Agreement. ERI disclaims beneficial ownership of all of the 21,626,056 shares of Westport common stock held by Medicor, WELLC and the Belfer Group subject to the Shareholders Agreement. ERI is an indirect, wholly-owned subsidiary of Equitable Resources, Inc. Murry S. Gerber, a director of Westport, is Chairman, President and Chief Executive Officer of Equitable Resources, Inc. David L. Porges, a director of Westport, is Executive Vice President and Chief Financial Officer of Equitable Resources, Inc. James M. Funk, a director of Westport, is President of Equitable Production Company, an indirect, wholly-owned subsidiary of Equitable Resources, Inc.

 (5) Includes (i) 3,238,001 shares of Westport common stock held by WELLC and
     (ii) an aggregate of 31,437,557 shares of Westport common stock held by Medicor, ERI and the Belfer Group subject to the Shareholders Agreement, of which shares WELLC may be deemed to be the beneficial owner pursuant to the Shareholders Agreement. All of the interests of WELLC are held by Westport Investments Limited. The board of directors of Westport Investments Limited consists of Dr. Richard J. Haas, Robert A. Haas, Eugen von Liechtenstein and Graham Garner, each of whom disclaims beneficial ownership of the shares of Westport common stock held by Medicor, WELLC, ERI and the Belfer Group. The address of Dr. Haas and each of Messrs. Haas, von Liechtenstein and Garner is c/o Westport Resources Corporation, 1670 Broadway, Suite 2800, Denver, Colorado 80202.

 (6) Based on a report on Schedule 13D/A filed with the SEC on October 30, 2002 by certain members of the Belfer Group and Westport's records. The Belfer Group is defined to include the following stockholders of Westport: Robert
     A. Belfer, Renee E. Belfer, Laurence D. Belfer, The Robert A. and Renee E. Belfer Foundation (the "Belfer Foundation"), Belfer Corp. ("BC"), Belwest Petroleum, Inc. ("BPI"), A&B Investors, Inc. ("A&B"), Renee Holdings Partnership, L.P. ("Renee Holdings"), Belfer Two Corp ("B2C"), Liz Partners L.P. ("Liz Partners"), The Laurence D. Belfer Family Foundation (the "LDB Foundation"), LDB Corp. ("LDB"), LDB Two Corp. ("LDB2"), Robert A. Belfer 1990 Family Trust (the "RAB Trust"), Vantz Limited Partnership ("Vantz LP"), Jack Saltz, Saltz Investment Group, LLC ("Saltz Investment") and Jack and Anita Saltz Foundation (the "JAS Foundation"). This number includes (i) 6,000 shares of Westport's 6 1/2% convertible preferred stock held by Mr. Belfer, which are convertible into 2,794 shares of Westport common stock,
     (ii) an aggregate of 386,000 shares of Westport's 6 1/2% convertible preferred stock held by BC, B2C and Renee Holdings, which are convertible into 179,796 shares of Westport common stock and of which Mr. Belfer may be deemed to have full voting and dispositive powers, (iii) an aggregate of 140,000 shares of Westport's 6 1/2% convertible preferred stock held by A&B, which are convertible into 65,211 shares of Westport common stock and of which Mr. Belfer may be deemed to have shared voting and dispositive powers and (iv) an aggregate of 34,675,558 shares of Westport common stock held by Medicor, WELLC, ERI and members of the Belfer Group, excluding Mr. Belfer, subject to the Shareholders Agreement, with respect to which shares Mr. Belfer may be deemed to have shared voting power pursuant to the Shareholders Agreement. Among the shares held by the Belfer Group subject to the Shareholders Agreement,

     Mr. Belfer may be deemed (i) to have full voting and dispositive powers with respect to an aggregate of 4,898,897 shares of Westport common stock held by BC, B2C, BPI, Renee Holdings and Liz Partners by virtue of his position as the sole executive officer, director and shareholder of BC and BPI, general partner of Renee Holdings, the president and B2C and the managing member of the general partner of Liz Partners and (ii) to share voting and dispositive powers with respect to an aggregate of 224,793 shares of Westport common stock held by the Belfer Foundation by virtue of being the donor trustee of the Belfer Foundation. Mr. Belfer disclaims beneficial ownership of the shares of Westport common stock held by Medicor, WELLC, ERI and members of the Belfer Group subject to the Shareholders Agreement, excluding shares held by Mr. Belfer, BC, BPI, B2C, the Belfer Foundation, Renee Holdings and Liz Partners. The aggregate number of shares of Westport's 6 1/2% convertible preferred stock of which Mr. Belfer may be deemed to be the beneficial owner represents approximately 18.2% of Westport's 6 1/2% convertible preferred stock outstanding as of March 31, 2003. The address of Mr. Belfer is 767 Fifth Avenue, 46th Floor, New York, New York 10153.

 (7) Based on a report on Schedule 13D/A filed with the SEC on October 30, 2002 by certain members of the Belfer Group and Westport's records. This number includes an aggregate of 34,675,558 shares of Westport common stock held by Medicor, WELLC, ERI and members of the Belfer Group, excluding Ms. Belfer, subject to the Shareholders Agreement, with respect to which shares Ms. Belfer may be deemed to have shared voting power pursuant to the Shareholders Agreement. Among the shares held by the Belfer Group subject to the Shareholders Agreement, Ms. Belfer may be deemed to share voting and dispositive powers with respect to 224,793 shares of Westport common stock held by the Belfer Foundation by virtue of her being the co-trustee of the Belfer Foundation. Ms. Belfer disclaims beneficial ownership of the shares of Westport common stock held by Medicor, WELLC, ERI and members of the Belfer Group subject to the Shareholders Agreement, excluding those shares owned by the Belfer Foundation. The address of Ms. Belfer is 767 Fifth Avenue, 46th Floor, New York, New York 10153.

(8) Based on a report on Schedule 13D/A filed with the SEC on October 30, 2002 by certain members of the Belfer Group and Westport's records. This number includes (i) 2,753,270 shares of Westport common stock held by BC subject to the Shareholders Agreement, (ii) 208,000 shares of Westport's 6 1/2% convertible preferred stock held by BC, which are convertible into 96,885 shares of Westport common stock, and (iii) an aggregate of 31,922,288 shares of Westport common stock held by Medicor, WELLC, ERI and members of the Belfer Group, excluding BC, subject to the Shareholders Agreement, with respect to which shares BC may be deemed to have shared voting power pursuant to the Shareholders Agreement. BC disclaims beneficial ownership of the shares of Westport common stock held by Medicor, WELLC, ERI and members of the Belfer Group, excluding BC, subject to the Shareholders Agreement. The address of BC is c/o Robert A. Belfer, 767 Fifth Avenue, 46th Floor, New York, New York 10153.

 (9) Based on a report on Schedule 13D/A filed with the SEC on October 30, 2002 by certain members of the Belfer Group and Westport's records. This number includes (i) 224,793 shares of Westport common stock held by the Belfer Foundation and (ii) an aggregate of 34,450,765 shares of Westport common stock held by Medicor, WELLC, ERI and members of the Belfer Group, excluding the Belfer Foundation, subject to the Shareholders Agreement, with respect to which shares the Belfer Foundation may be deemed to have shared voting power pursuant to the Shareholders Agreement. The Belfer Foundation disclaims beneficial ownership of the shares of Westport common stock held by Medicor, WELLC, ERI and members of the Belfer Group, excluding the Belfer Foundation, subject to the Shareholders Agreement. The address of Belfer Foundation is c/o Robert A. Belfer, 767 Fifth Avenue, 46th Floor, New York, New York 10153.

(10) Based on a report on Schedule 13D/A filed with the SEC on October 30, 2002 by certain members of the Belfer Group and Westport's records. This number includes (i) 1,157,309 shares of Westport common stock held by B2C, (ii) 18,000 shares of Westport's 6 1/2% convertible preferred stock held by B2C, which are convertible into 8,384 shares of Westport common stock, and (iii) an aggregate of 33,518,249 shares of Westport common stock held by Medicor, WELLC, ERI and members of the Belfer Group, excluding B2C, subject to the Shareholders Agreement, with respect to which shares B2C may be deemed to have shared voting power pursuant to the Shareholders Agreement. B2C disclaims beneficial ownership of the shares of Westport common stock held by Medicor, WELLC, ERI and members of the Belfer Group, excluding B2C, subject to the Shareholders Agreement. The address of B2C is c/o Robert A. Belfer, 767 Fifth Avenue, 46th Floor, New York, New York 10153.

(11) Based on a report on Schedule 13D/A filed with the SEC on October 30, 2002 by certain members of the Belfer Group and Westport's records. This number includes (i) 495,899 shares of Westport common stock held by Liz Partners and (ii) an aggregate of 34,179,659 shares of Westport common stock held by Medicor, WELLC, ERI and members of the Belfer Group, excluding Liz Partners, subject to the Shareholders Agreement, with respect to which shares Liz Partners may be deemed to have shared voting power pursuant to the Shareholders Agreement. Liz Partners disclaims beneficial ownership of the shares of Westport common stock held by Medicor, WELLC, ERI and members of the Belfer Group, excluding Liz Partners, subject to the Shareholders Agreement. The address of Liz Partners is c/o Robert A. Belfer, 767 Fifth Avenue, 46th Floor, New York, New York 10153.

(12) Based on a report on Schedule 13D/A filed with the SEC on October 30, 2002 by certain members of the Belfer Group and Westport's records. This number includes (i) 492,283 shares of Westport common stock held by Renee Holdings subject to the Shareholders Agreement, (ii) 160,000 shares of Westport's
     6 1/2% convertible preferred stock held by Renee Holdings, which are convertible into 74,527 shares of Westport common stock, and (iii) an aggregate of 34,183,275 shares of Westport common stock held by Medicor, WELLC, ERI and members of the Belfer Group, excluding Renee Holdings, subject to the Shareholders Agreement, with respect to which shares Renee Holdings may be deemed to have shared voting power pursuant to the Shareholders Agreement. Renee Holdings disclaims beneficial ownership of the shares of Westport common stock held by Medicor, WELLC, ERI and members of the Belfer Group, excluding Renee Holdings, subject to the Shareholders Agreement. The address of Renee Holdings is c/o Robert A. Belfer, 767 Fifth Avenue, 46th Floor, New York, New York 10153.

(13) Based on a report on Schedule 13D/A filed with the SEC on October 30, 2002 by certain members of the Belfer Group and Westport's records. This number includes (i) 140,000 shares of Westport preferred stock held by A&B, which are convertible into 65,211 shares of Westport common stock and (ii) an aggregate of 34,675,558 shares of Westport common stock held by Medicor, WELLC, ERI and members of the Belfer Group subject to the Shareholders Agreement, with respect to which shares A&B may have shared voting power pursuant to the Shareholders Agreement. A&B disclaims beneficial ownership of 34,675,558 shares of Westport common stock held by Medicor, WELLC, ERI and members of the Belfer Group subject to the Shareholders Agreement. The address of A&B is c/o Robert A. Belfer, 767 Fifth Avenue, 46th Floor, New York, New York 10153.

(14) Based on a report on Schedule 13D/A filed with the SEC on October 30, 2002 by certain members of the Belfer Group and Westport's records. This number includes (i) 136 shares of Westport common stock held by BPI subject to the Shareholders Agreement and (ii) an aggregate of 34,675,422 shares of Westport common stock held by Medicor, WELLC, ERI and members of the Belfer Group, excluding BPI, subject to the Shareholders Agreement, with respect to which shares BPI may be deemed to have shared voting power pursuant to the Shareholders Agreement. BPI disclaims beneficial ownership of the shares of Westport common stock held by Medicor, WELLC, ERI and members of the Belfer Group, excluding BPI, subject to the Shareholders Agreement. The address of BPI is c/o Robert A. Belfer, 767 Fifth Avenue, 46th Floor, New York, New York 10153.

(15) Based on a report on Schedule 13D/A filed with the SEC on August 31, 2001 and Westport's records. This number includes (i) 112,552 shares of Westport common stock held by LDB subject to the Shareholders Agreement and (ii) an aggregate of 34,563,006 shares of Westport common stock held by Medicor, WELLC, ERI and members of the Belfer Group, excluding LDB, subject to the Shareholders Agreement, with respect to which shares LDB may be deemed to have shared voting power pursuant to the Shareholders Agreement. LDB disclaims beneficial ownership of the shares held by Medicor, WELLC, ERI and members of the Belfer Group, excluding LDB, subject to the Shareholders Agreement. The address of LDB is c/o Laurence D. Belfer, 767 Fifth Avenue, 46th Floor, New York, New York 10153.

(16) Based on a report on Schedule 13D/A filed with the SEC on August 31, 2001 and Westport's records. This number includes (i) 823,031 shares of Westport common stock held by LDB2 subject to the Shareholders Agreement and (ii) an aggregate of 33,852,527 shares of Westport common stock held by Medicor, WELLC, ERI and members of the Belfer Group, excluding LDB2, subject to the Shareholders Agreement, with respect to which shares LDB may be deemed to have shared voting power pursuant to the Shareholders Agreement. LDB2 disclaims beneficial ownership of the shares held by Medicor, WELLC, ERI and members of the Belfer Group, excluding LDB2, subject to the Shareholders Agreement. The address of LDB2 is c/o Laurence D. Belfer, 767 Fifth Avenue, 46th Floor, New York, New York 10153.

(17) Based on a report on Schedule 13D/A filed with the SEC on August 31, 2001 and Westport's records. This number includes (i) 230,040 shares of Westport common stock held by the RAB Trust subject to the Shareholders Agreement and (ii) an aggregate of 34,445,518 shares of Westport common stock held by Medicor, WELLC, ERI and members of the Belfer Group, excluding the RAB Trust, subject to the Shareholders Agreement, with respect to which shares the RAB Trust may be deemed to have shared voting power pursuant to the Shareholders Agreement. The RAB Trust disclaims beneficial ownership of the shares held by Medicor, WELLC, ERI and members of the Belfer Group, excluding the RAB Trust, subject to the Shareholders Agreement. The address of the RAB Trust is c/o Laurence D. Belfer, 767 Fifth Avenue, 46th Floor, New York, New York 10153.

(18) Based on a report on Schedule 13D/A filed with the SEC on August 31, 2001 and Westport's records. This number includes (i) 5,077 shares of Westport common stock held by the LDB Foundation subject to the Shareholders Agreement and (ii) an aggregate of 34,670,481 shares of Westport common stock held by Medicor, WELLC, ERI and members of the Belfer Group, excluding the LDB Foundation, subject to the Shareholders Agreement, with respect to which shares the LDB Foundation may be deemed to have shared voting power pursuant to the Shareholders Agreement. The LDB Foundation disclaims beneficial ownership of the shares held by Medicor, WELLC, ERI and members of the Belfer Group, excluding the LDB Foundation, subject to the Shareholders Agreement. The address of the LDB Foundation is c/o Laurence D. Belfer, 767 Fifth Avenue, 46th Floor, New York, New York 10153.

(19) Based on a report on Schedule 13D/A filed with the SEC on August 31, 2001 and Westport's records. This number includes (i) 261,610 shares of Westport common stock held by Vantz LP subject to the Shareholders Agreement and
     (ii) an aggregate of 34,413,948 shares of Westport common stock held by Medicor, WELLC, ERI and members of the Belfer Group, excluding Vantz LP, subject to the Shareholders Agreement, with respect to which shares Vantz LP may be deemed to have shared voting power pursuant to the Shareholders Agreement. Vantz LP disclaims beneficial ownership of shares held by Medicor, WELLC, ERI and members of the Belfer Group, excluding Vantz LP, subject to the Shareholders Agreement. The address of Vantz LP is c/o Laurence D. Belfer, 767 Fifth Avenue, 46th Floor, New York, New York 10153.

(20) Based on a report on Schedule 13D/A filed with the SEC on August 31, 2001, Form 4 filed with the SEC on December 17, 2001 and Westport's records. This number includes an aggregate of 34,675,558 shares of Westport common stock held by Medicor, WELLC, ERI and members of the Belfer Group, excluding Mr. Belfer, subject to the Shareholders Agreement, with respect to which shares Mr. Belfer may be deemed to have shared voting power pursuant to the Shareholders Agreement. Among the shares held by the Belfer Group subject to the Shareholders Agreement, Mr. Belfer may be deemed to have shared voting and dispositive powers with respect to an aggregate of 1,432,310 shares of Westport common stock held by LDB, LDB2, the RAB Trust, the LDB Foundation and Vantz LP due to his position as the sole director and shareholder of LDB and

     LDB2, the sole trustee of the RAB Trust, the sole trustee of the LDB Foundation and the sole member of Vantz LLC, the general partner of Vantz LP. Mr. Belfer disclaims beneficial ownership of the shares of Westport common stock held by Medicor, WELLC, ERI and members of the Belfer Group subject to the Shareholders Agreement, excluding shares held by Mr. Belfer, LDB, LDB2, the RAB Trust, the LDB Foundation and Vantz LP. The address of Mr. Belfer is 767 Fifth Avenue, 46th Floor, New York, New York 10153.

(21) Includes (i) 6,187 shares of Westport common stock held by Mr. Saltz subject to the Shareholders Agreement, (ii) 60,000 shares of Westport's
     6 1/2% convertible preferred stock held by Mr. Saltz, which are convertible into 27,947 shares of Westport common stock, and (iii) an aggregate of 34,669,371 shares of Westport common stock held by Medicor, WELLC, ERI and members of the Belfer Group, excluding Mr. Saltz, subject to the Shareholders Agreement, with respect to which shares Mr. Saltz may be deemed to have shared voting power pursuant to the Shareholders Agreement. Among the shares held by the Belfer Group subject to the Shareholders Agreement, Mr. Saltz may be deemed to share voting and dispositive powers with respect to (i) 769,829 shares of Westport common stock held by Saltz Investment by virtue of him being the member and manager of Saltz Investment and (ii) 56,039 shares of Westport common stock held by the JAS Foundation by virtue of him being the president of the JAS Foundation. Mr. Saltz disclaims beneficial ownership of the shares of Westport common stock held by Medicor, WELLC, ERI and members of the Belfer Group, excluding Mr. Saltz, Saltz Investment and the JAS Foundation, subject to the Shareholders Agreement. The address of Mr. Saltz is 767 Fifth Avenue, 46th Floor, New York, New York 10153.

(22) Includes (i) 769,829 shares of Westport common stock held by Saltz Investment subject to the Shareholders Agreement and (ii) an aggregate of 33,905,729 shares of Westport common stock held by Medicor, WELLC, ERI and members of the Belfer Group, excluding Saltz Investment, subject to the Shareholders Agreement, with respect to which shares Saltz Investment may be deemed to have shared voting power pursuant to the Shareholders Agreement. Saltz Investment disclaims beneficial ownership of the shares of Westport common stock held by Medicor, WELLC, ERI and members of the Belfer Group, excluding Saltz Investment, subject to the Shareholders Agreement. The address of Saltz Investment is c/o Jack Saltz, 767 Fifth Avenue, 46th Floor, New York, New York 10153.

(23) Includes (i) 56,039 shares of Westport common stock held by JAS Foundation subject to the Shareholders Agreement and (ii) an aggregate of 34,619,519 shares of Westport common stock held by Medicor, WELLC, ERI and members of the Belfer Group, excluding the JAS Foundation, subject to the Shareholders Agreement, with respect to which shares the JAS Foundation may be deemed to have shared voting power pursuant to the Shareholders Agreement. The JAS Foundation disclaims beneficial ownership of the shares of Westport common stock held by Medicor, WELLC, ERI and members of the Belfer Group, excluding the JAS Foundation, subject to the Shareholders Agreement. The address of the JAS Foundation is c/o Jack Saltz, 767 Fifth Avenue, 46th Floor, New York, New York 10153.

(24) Based upon a report on Schedule 13G filed with the SEC on February 12, 2003 by Wellington Management Company, LLP, the investment manager for certain record holders of the shares of Westport common stock. Wellington Management Company, LLP, in its capacity as investment manager, has shared investment power and no voting power over an aggregate of 867,024 shares of Westport common stock and shared investment power and shared voting power over an aggregate of 4,627,441 shares of Westport common stock.

(25) Includes (i) 33,750 shares of Westport common stock held by Donald D. Wolf Family Limited Partnership, (ii) 1,259 shares of Westport common stock held by Mr. Wolf, (iii) 32,000 shares of Westport common stock held by Mr. Wolf subject to restrictions pursuant to a restricted stock agreement and (iv) options to purchase 883,015 shares of Westport common stock exercisable within 60 days of March 31, 2003. Excludes options to purchase 196,029 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2003. Mr. Wolf is the sole general partner of the Donald D. Wolf Family Limited Partnership.

(26) Includes 35,250 shares of Westport common stock held by Mr. Whitham, (ii) 14,000 shares of Westport common stock held by Mr. Whitham subject to restrictions pursuant to a restricted stock agreement and (iii) options to purchase 328,500 shares of Westport common stock exercisable within 60 days of March 31, 2003. Excludes options to purchase 91,998 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2003.

(27) Includes (i) 15,500 shares of Westport common stock held by Mr. McCain subject to restrictions pursuant to a restricted stock agreement and (ii) options to purchase 56,944 shares of Westport common stock exercisable within 60 days of March 31, 2003. Excludes options to purchase 81,389 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2003.

(28) Includes (i) 54,862 shares of Westport common stock held by Mr. Henderson,
     (ii) 20,000 shares of Westport common stock held by Mr. Henderson subject to restrictions pursuant to a restricted stock agreement, (iii) 2,000 shares of Westport's 6 1/2% convertible preferred stock held by Mr. Henderson, which are convertible into 931 shares of Westport common stock and represent less than 1% of Westport's 6 1/2% convertible preferred stock outstanding as of March 31, 2003, and (iv) options to purchase 157,100 shares of Westport common stock, all of which are exercisable within 60 days of March 31, 2003. Excludes options to purchase 95,833 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2003.

(29) Includes (i) 11,500 shares of Westport common stock held by Mr. Boigon subject to restrictions pursuant to a restricted stock agreement and (ii) options to purchase 45,927 shares of Westport common stock exercisable within 60 days of March 31, 2003. Excludes options to purchase 59,351 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2003.

(30) Includes (i) 500 shares of Westport common stock held by Mr. Anderson, (ii) 4,000 of shares of Westport common stock held by Mr. Anderson subject to restrictions pursuant to a restricted stock agreement and (iii) options to purchase 30,565 shares of Westport common stock exercisable within 60 days of March 31, 2003. Excludes options to purchase 24,342 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2003.

(31) Includes (i) 3,600 shares of Westport common stock held by Mr. Belcher,
     (ii) 6,400 shares of Westport common stock held by Mr. Belcher subject to restrictions pursuant to a restricted stock agreement and (iii) options to purchase 108,384 shares of Westport common stock exercisable within 60 days of March 31, 2003. Excludes options to purchase 41,104 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2003.

(32) Includes (i) 364 shares of Westport common stock held by Mr. Bess, (ii) 8,000 shares of Westport common stock held by Mr. Bess subject to restrictions pursuant to a restricted stock agreement and (iii) options to purchase 84,110 shares of Westport common stock exercisable within 60 days of March 31, 2003. Excludes options to purchase 47,798 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2003.

(33) Includes 3,000 shares of Westport common stock held by Mr. Mathies subject to restrictions pursuant to a restricted stock agreement. Excludes options to purchase 30,000 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2003.

(34) Includes (i) 9,264 shares of Westport common stock held by Mr. McBride,
     (ii) 6,000 shares of Westport common stock held by Mr. McBride subject to restrictions pursuant to a restricted stock agreement and (ii) options to purchase 39,260 shares of Westport common stock exercisable within 60 days of March 31, 2003. Excludes options to purchase 48,518 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2003.

(35) Includes (i) 922 shares of Westport common stock held by Mr. Funk and (ii) options to purchase 4,500 shares of Westport common stock, all of which are exercisable within 60 days of March 31, 2003.

(36) Based on a report on Schedule 13D filed with the SEC on August 31, 2001 and Westport's records. This number includes (i) 6,500 shares of Westport common stock held by Mr. Gerber, (ii) 13,049,502 shares of Westport common stock held by ERI subject to the Shareholders Agreement, beneficial ownership of which shares may be attributable to Mr. Gerber, and (iii) an aggregate of 21,626,056 shares of Westport common stock held by Medicor, WELLC and the Belfer Group subject to the Shareholders Agreement, with respect to which shares ERI and, as a result, Mr. Gerber may be deemed to have shared voting power pursuant to the Shareholders Agreement. Mr. Gerber disclaims beneficial ownership of all of the 34,675,558 shares of Westport common stock subject to the Shareholders Agreement. The address of Mr. Gerber is One Oxford Centre, Suite 3300, 301 Grant Street, Pittsburgh, Pennsylvania 15219-6401.

(37) Includes (i) 802 shares of common stock held by Mr. Hearl and (ii) options to purchase 11,250 shares of Westport common stock exercisable within 60 days of March 31, 2003. Excludes options to purchase 2,250 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2003.

(38) Based on a report on Schedule 13D filed with the SEC on August 31, 2001 and Westport's records. This number includes (i) 2,000 shares of Westport common stock held by Mr. Porges, (ii) 13,049,502 shares of Westport common stock held by ERI subject to the Shareholders Agreement, beneficial ownership of which shares may be attributable to Mr. Porges, and (iii) an aggregate of 21,626,056 shares of Westport common stock held by Medicor, WELLC and the Belfer Group subject to the Shareholders Agreement, with respect to which shares ERI and, as a result, Mr. Porges may be deemed to have shared voting power pursuant to the Shareholders Agreement. Mr. Porges disclaims beneficial ownership of all of the 34,675,558 shares of Westport common stock subject to the Shareholders Agreement. The address of Mr. Porges is One Oxford Centre, Suite 3300, 301 Grant Street, Pittsburgh, Pennsylvania 15219-6401.

(39) Includes (i) 1,877 shares of Westport common stock held by Mr. Stein and
     (ii) options to purchase 11,250 shares of Westport common stock exercisable within 60 days of March 31, 2003. Excludes options to purchase 2,250 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2003.

(40) Includes (i) 3,922 shares of Westport common stock held by Mr. Wallace and
     (ii) options to purchase 18,748 shares of Westport common stock exercisable within 60 days of March 31, 2003. Excludes options to purchase 2,250 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2003.

(41) Includes (i) options to purchase 1,779,553 shares of Westport common stock exercisable within 60 days of March 31, 2003 and (ii) 532,000 shares of Westport's 6 1/2% convertible preferred stock, which are convertible into 247,801 shares of Westport common stock, which amount represents approximately 18.2% of Westport's 6 1/2% convertible preferred stock outstanding as of March 31, 2003. Excludes options to purchase 716,362 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2003.

                                   MANAGEMENT

     The following table sets forth certain information with respect to the executive officers and directors of Westport.

NAME                                    AGE                 POSITION
----                                    ---                 --------
Donald D. Wolf.......................   59    Chairman of the Board and Chief
                                              Executive Officer
Barth E. Whitham.....................   46    President and Chief Operating Officer
Lon McCain...........................   55    Vice President, Chief Financial
                                              Officer and Treasurer
Grant W. Henderson...................   44    Executive Vice President and General
                                              Manager -- Southern Division
Kenneth D. Anderson..................   60    Vice President -- Accounting
Lynn S. Belcher......................   49    Vice President and General Manager --
                                              Northern Division
Brian K. Bess........................   42    Vice President -- Engineering
Howard L. Boigon.....................   56    Vice President, General Counsel and
                                              Secretary
Carter Mathies.......................   47    Vice President and General Manager --
                                              Western Division
Robert R. McBride, Jr. ..............   47    Vice President and General Manager --
                                              Gulf of Mexico Division
Laurence D. Belfer...................   36    Director
Robert A. Belfer.....................   68    Director
James M. Funk........................   53    Director
Murry S. Gerber......................   50    Director
Robert A. Haas.......................   50    Director
Peter R. Hearl.......................   51    Director
David L. Porges......................   45    Director
Michael Russell......................   53    Director
Randy Stein..........................   49    Director
William F. Wallace...................   63    Director

     Donald D. Wolf has served as Chairman of the Board and Chief Executive Officer of Westport since April 2000. Mr. Wolf joined Westport Oil and Gas in June 1996 as Chairman and Chief Executive Officer and has a diversified 35-year career in the oil and natural gas industry. In 1981, Mr. Wolf founded General Atlantic Energy Co., where he was Chairman and Chief Executive Officer when it successfully completed an initial public offering in 1993. General Atlantic subsequently merged with UMC Petroleum in 1994. Mr. Wolf resigned from UMC in May 1996 as President and Chief Operating Officer. Prior to that time, Mr. Wolf held positions with Sun Oil Co. and Bow Valley Exploration in Canada before moving to Denver in 1974, where he was employed by Tesoro Petroleum and Southland Royalty Co. In 1977, he co-founded Terra Marine Energy Co., which was sold in 1980 to Southport Exploration. Mr. Wolf is a director of MarkWest Hydrocarbon, Inc. and Aspect Resources LLC.

     Barth E. Whitham has served as President and Chief Operating Officer of Westport since April 2000 and from April 2000 until August 2001, as Secretary. Mr. Whitham joined Westport Oil and Gas at its inception in 1991, where he held the positions of President and Chief Operating Officer until the merger with EPGC. Prior to joining Westport Oil and Gas, Mr. Whitham was Manager of Production Operations for the Caza companies. From 1979 to 1991, Mr. Whitham was associated with U.S. and Canadian oil and natural gas companies, including Pennzoil Exploration and Production Co. and Pembina Resources Ltd., where his experience included reservoir engineering, strategic planning, property evaluation and operations management.

     Lon McCain has served as Vice President and Chief Financial Officer since joining Westport in April of 2001. Prior to joining Westport, Mr. McCain served for eight years as Senior Vice President and Principal with Petrie Parkman & Co. where he was involved with the firm's capital market activities. Prior to joining Petrie Parkman & Co., Mr. McCain had over 15 years experience as a senior financial executive with independent oil and natural gas companies. Mr. McCain has taught as an adjunct professor since 1982 at the University of Denver's Graduate School of Business.

     Grant W. Henderson has served as Executive Vice President and General Manager -- Southern Division since August of 2001. Prior to August 2001, Mr. Henderson served as President and Chief Operating officer of Belco Oil & Gas Corp. He was named President effective March 1, 1999 and Chief Operating Officer effective May 2000. Prior to this, Mr. Henderson served as Senior Vice
President -- Corporate Development of Belco. Mr. Henderson was formerly President and Chief Financial Officer of Coda Energy, Inc. From 1981 until he joined Coda Energy, Inc. in 1993, Mr. Henderson was employed by NationsBank (now Bank of America N.A.), last serving as Senior Vice President in its Energy Banking Group.

     Kenneth D. Anderson has served as Vice President -- Accounting since April 2000. Mr. Anderson joined Westport Oil and Gas in September 1991 as Controller. Prior to joining Westport Oil and Gas, he was involved in the financial management of oil and natural gas exploration and production companies.

     Lynn S. Belcher has served as Vice President and General
Manager -- Northern Division since June 2001. From June 1998 until June 2001, Mr. Belcher also served as Vice President -- Business Development of Westport. Mr. Belcher joined Westport Oil and Gas in September 1996 as Vice
President -- Land. Mr. Belcher co-founded Focus Exploration, Inc. in 1985 and Peak Energy Co., in 1992.

     Brian K. Bess has served as Vice President -- Engineering since April 2000. Mr. Bess joined Westport Oil and Gas in May 1998 as Vice
President -- Engineering. Prior to joining Westport Oil and Gas, Mr. Bess was the Acquisitions and Reservoir Manager for General Atlantic Resources/UMC Petroleum Corp. from February 1993 until May 1998. He previously has held various engineering positions with Petro-Lewis Corp., Energy Investment Management, and General Royalty Companies, as well as various consulting assignments.

     Howard L. Boigon has served as Vice President, General Counsel and Secretary since May 2001. Mr. Boigon served in the same positions and as a director of Basin Exploration, Inc. from 1992 until its merger with Stone Energy Corporation on February 1, 2001. Prior to joining Basin Exploration, Mr. Boigon was with the Denver law firm of Davis, Graham & Stubbs for 18 years, where he specialized in the practice of natural resources law.

     Carter Mathies has served as Vice President and General Manager -- Western Division since February 1, 2003. Prior to joining Westport, Mr. Mathies was Vice President of Kinder Morgan Energy Partners, L.P. Previously he had been the Chief Executive Officer of Tipperary Corporation.

     Robert R. McBride, Jr. has served as Vice President and General
Manager -- Gulf of Mexico Division since June 2001. Mr. McBride joined Westport in February 2001 as Vice President and General Manager -- Gulf Coast. Prior to joining Westport, Mr. McBride was Vice President and Regional Manager of Cabot Oil & Gas Corporation from September 1999 to January 2001. From September 1997 to September 1999, Mr. McBride served as President and General Manager of Pennzoil Venezuela Corporation. Mr. McBride held various positions with American Exploration Company from April 1992 to May 1997.

     Laurence D. Belfer has served as a Director of Westport since August 2001. Mr. Belfer was a director of Belco from 1996 until August 2001. Mr. Belfer joined Belco as Vice President in September 1992. He was promoted to Executive Vice President in May 1995 and Chief Operating Officer in December 1995, was named President in April 1997 and Vice Chairman in March 1999. He is a founder and Chairman of

Harvest Management, Inc., a money management firm, and is President of Belfer Management LLC, a family investment firm. Laurence D. Belfer is the son of Robert A. Belfer.

     Robert A. Belfer has served as a Director of Westport since August 2001. In April 1992, Mr. Belfer founded Belco. Mr. Belfer served as Chairman of the Board and Chief Executive Officer of Belco from March 1996 until August 2001. Mr. Belfer also served on the board of Enron Corp. for over 10 years until his resignation on June 6, 2002. Mr. Belfer served on the Board of Directors of Nac Re, an insurance company, for over 10 years until 1999 when it was acquired by another company. Robert A. Belfer is Laurence D. Belfer's father. Mr. Belfer is currently the Chief Executive Officer of Belfer Management LLC, a family investment firm.

     James M. Funk has served as a Director of Westport since April 2000. Mr. Funk joined Equitable Resources, Inc. as president, Equitable Production Company, in June 2000. From February 1999 through June 2000, Mr. Funk was an independent consultant. Prior to this, Mr. Funk worked for 23 years at Shell Oil, where he held positions of President, Shell Continental Companies (January 1998 through January 1999), Vice President, Shell Offshore, Inc. and General Manager, Shelf E&P Business Unit (October 1991 through December 1997), and Chief Executive Officer of Shell Midstream Enterprises, Inc. (April 1996 through December 1997). Mr. Funk is a certified petroleum geologist.

     Murry S. Gerber has served as a Director of Westport since April 2000. Mr. Gerber is Chairman, President and Chief Executive Officer of Equitable Resources, Inc. where he has served since June 1998. Prior to joining Equitable Resources, Inc., Mr. Gerber served as Chief Executive Officer of Coral Energy, a joint venture of Shell Oil, Tejas Gas and Shell Canada from November 1995 through April 1998. Mr. Gerber also serves on the board of BlackRock, Inc.

     Robert A. Haas LLB has served as a Director of Westport since November 2001. Mr. Haas is the son of the senior partner of Dr. Richard J. Haas Partners, Trust Lawyers in London. He has been a partner in the firm for 17 years and for the last 10 years has been responsible for overseeing the strategy and global activities of a major European family group. Mr. Haas is responsible for banking relationships with large European banks that manage clients' assets worldwide and also reports to clients on their real estate, private equity and philanthropic activities. Mr. Haas is a past member of the Controlling Board of Amro Bank und Finanz, Switzerland. Mr. Haas was a Director of Westport Oil and Gas and is a Director of Westport Investments Limited.

     Peter R. Hearl has served as a Director of Westport since July 2000. Mr. Hearl is President of Pizza Hut USA, a division of YUM! Brands. Mr. Hearl, an Australian, joined YUM! Brands (formerly Tricon Global Restaurants) in 1991. During his tenure with YUM he has lived and worked in Australia, the United Kingdom, Hong Kong and the United States. He has served in a variety of senior general management positions with responsibilities at various times for the United Kingdom, Continental Europe, the Asia Pacific region, the Middle East, Africa and the Americas. Mr. Hearl serves on YUM's Partners' Council and is YUM's senior representative on its joint venture business in Poland and the Czech Republic. Prior to joining YUM! Brands' former owner PepsiCo, Mr. Hearl worked with Exxon for nearly 18 years in a variety of downstream strategic planning, operational and senior management positions.

     David L. Porges has served as a Director of Westport since April 2000. Mr. Porges is Executive Vice President, Chief Financial Officer and a Director of Equitable Resources, Inc. Mr. Porges joined Equitable Resources, Inc. in July 1998. Prior to joining Equitable Resources, Inc., Mr. Porges was a Managing Director for Bankers Trust Corporation, a financial services firm, from 1991 through July 1998. He has been involved in the oil and natural gas business and financial services supporting that business for more than 20 years.

     Michael Russell has served as a Director of Westport since April 2000. He was a director of Westport Oil and Gas and served as its President from its inception through June 1996. Mr. Russell is a partner of Dr. Richard J. Haas Partners, London, the Trust Lawyers who are responsible worldwide for overseeing the affairs of the founder of Westport Oil and Gas and a major stockholder of Westport. Mr. Russell has worked for Dr. Richard J. Haas Partners for the past 29 years. He has been involved in the U.S. oil and natural gas industry for the past 22 years. Together with senior partner Dr. Richard J. Haas, he was responsible for starting in 1981 the original U.S. oil and natural gas operations that led to the formation of Westport Oil and Gas. Mr. Russell was called to the bar at Lincoln's Inn, London.

     Randy Stein has served as a Director of Westport since July 2000. Since July 1, 2000, Mr. Stein has been a self-employed tax and business consultant. From November 1986 to June 30, 2000, Mr. Stein served as a Principal at PricewaterhouseCoopers LLP, formerly Coopers & Lybrand LLP, where he was in charge of the Denver tax practice with responsibility for client service, business development and other operational affairs. Mr. Stein has over 25 years of experience in the energy industry providing accounting and tax consulting, and has been involved in numerous mergers, acquisitions and initial public offerings. Mr. Stein also serves as a Director of Koala Corporation.

     William F. Wallace has served as a Director of Westport since April 2000. Mr. Wallace was a Director of Westport Oil and Gas prior to its merger with EPGC. He also serves on the board of directors of Khanty Mansiysk Oil Corp. and served on the board of directors of Input/Output, Inc. until his term expired on May 21, 2002. Mr. Wallace was Vice Chairman of Barrett Resources from August 1995 through March 1996. He served as President, Chief Operating Officer and Director of Plains Petroleum Co. from September 1994 to August 1995. Prior to joining Plains Petroleum in 1994, Mr. Wallace spent 23 years with Texaco Inc., including six years as Vice President of Exploration for Texaco USA and as Regional Vice President of Texaco's Eastern Region.

EMPLOYMENT AGREEMENTS

     We are party to employment agreements entered into effective April 1, 2002 with each of Donald D. Wolf and Barth E. Whitham, pursuant to which Messrs. Wolf and Whitham serve as Westport's Chairman of the Board and Chief Executive Officer and its President and Chief Operating Officer, respectively. The initial term of each employment agreement extends through May 31, 2005. During 2002, Mr. Wolf and Mr. Whitham received salaries of $381,517 and $263,869, respectively. The agreements provide that if any payments or distributions to Mr. Wolf or Mr. Whitham by us or any of our affiliates are subject to Section 4999 of the Internal Revenue Code, or the Code, we are required to compensate such person for the amount of any excise tax imposed pursuant to Section 4999 of the Code and for any taxes imposed on that additional payment. Section 4999 of the Code addresses additional taxes payable in the event we have a change of control.

     The employment agreements also provide for severance payments to Mr. Wolf and Mr. Whitham if we terminate their employment other than for cause or their employment is terminated upon a change of control, including their resignation for good reason within one year after the occurrence of a change in control. In such case, we must pay accrued and unpaid base salary, bonus, to the extent earned, vested deferred compensation, any benefits then due, accrued and unpaid vacation pay, business expenses incurred as of the date of termination and an amount equal to three times the individual's then applicable base salary and three times the average of the bonus he received for the last three years. In addition, immediately prior to a change in control, all their existing options will be immediately vested and exercisable and all restrictions with respect to their restricted stock will lapse. The employment agreements also include a non-competition provision for one year if the individual voluntarily terminates his employment and a non-solicitation provision for one year following the termination of such person's employment.

RETENTION AGREEMENTS

     Following the Merger, we entered into retention agreements with our executive officers. The retention agreements set forth the terms and conditions of the officers' compensation in the event of termination of their employment following a change in control, as defined in the agreements, within five years of the date of such retention agreements. Each agreement automatically expires if a change in control has not occurred within the five-year period, and may be renewed for successive one-year periods by written agreement of the parties. If a termination following a change in control occurs within the specified period, other than a termination for cause or without good reason, as defined in the agreement, the terminated person will be entitled to all earned and accrued compensation and benefits plus severance compensation equal to a stated percentage of the sum of their respective base salary and average bonus for three prior years, plus the amount of any excise tax imposed on such severance payment under Section 4999 of the Code. In addition, all equity incentive awards become immediately vested.

THE RETENTION AND SEVERANCE PLAN

     Under the Retention and Severance Plan adopted by Belco prior to the Merger, we are obligated to pay certain benefits to former employees of Belco. The Retention and Severance Plan generally provides that each former Belco employee is entitled to receive a lump sum retention payment equal to 30% of such employee's aggregate wages earned during a retention period lasting from June 8, 2001 until the earlier of (1) 90 days after the effective date of the Merger or (2) the termination of the merger agreement relating to the Merger. As required by the plan's terms, we paid retention payments within 30 days of the end of the retention period. The Retention and Severance Plan also generally provides for severance benefits to be paid to former Belco employees whose employment is terminated for any reason other than "cause" during the period from June 8, 2001 through the earlier of (1) 18 months after the effective date of the Merger or (2) the termination of the merger agreement. The severance compensation payable under the Retention and Severance Plan is as follows:

TITLE                                                AMOUNT OF PAYMENT(1)
-----                                                --------------------
Senior Vice President or higher..........  Three months' salary per year of service with a maximum payment of 18 months'
                                           salary
Vice President...........................  Two months' salary per year of service with a maximum payment of 12 months'
                                           salary
All other employees......................  One months' salary per year of service with a maximum payment of 6 months'
                                           salary

---------------

(1) Minimum severance compensation for any eligible employee will be two months' salary.

     Severed employees eligible for severance benefits under the Retention and Severance Plan may also be eligible for certain health insurance benefits. Compensation payable under the Retention and Severance Plan is subject to applicable withholding taxes and is not eligible for 401(k) matching benefits. As of March 31, 2003, our severance obligations to all of the former Belco employees, except Dominick Golio, were satisfied. We are obligated to pay the remaining severance benefits to Mr. Golio (paid in equal installments on a semi-monthly basis) by September 15, 2003. Upon payment of the remaining severance benefits to Mr. Golio, we will have no additional obligations under the Retention and Severance Plan.

                             EXECUTIVE COMPENSATION

     The following tables set forth certain information with respect to the compensation of the chief executive officer and the four other most highly compensated executive officers of Westport for the years ended December 31, 2000, 2001 and 2002. These executive officers' annual compensation amounts in the table exclude perquisites and other personal benefits for individuals for whom the aggregate amount of such compensation does not exceed the lesser of (i) $50,000 and (ii) 10% of the total annual salary and bonus for such executive officer in that year.

                     SUMMARY COMPENSATION TABLE OF WESTPORT

                                                                             LONG-TERM COMPENSATION
                                            ANNUAL COMPENSATION                      AWARDS
                                    -----------------------------------   ----------------------------
                                                                          RESTRICTED     SECURITIES
                                                           OTHER ANNUAL     STOCK        UNDERLYING
NAME AND PRINCIPAL POSITION  YEAR   SALARY($)   BONUS($)   COMPENSATION   AWARDS($)    OPTIONS/SARS(#)
---------------------------  ----   ---------   --------   ------------   ----------   ---------------
Donald D. Wolf.............  2002    381,517    265,000       19,603(1)         --          99,044
  Chairman of the Board,     2001    356,557    338,730       14,358(1)     42,750              --
  Chief Executive Officer    2000    323,396    100,000       14,204(1)         --         900,000
Barth E. Whitham...........  2002    263,869    140,636       18,071(1)         --          47,998
  President, Chief
     Operating               2001    246,847    185,136       20,475(1)     32,063              --
  Officer                    2000    224,251     65,000       14,684(1)         --         337,500
Grant W. Henderson.........  2002    236,250     80,000        3,185(2)         --          31,250
  Executive Vice President,  2001    345,576(3) 135,000           --       228,700(4)       85,310(5)
  General Manager --         2000    321,827(6)      --           --            --          50,000(7)
  Southern Division
Lon McCain(8)..............  2002    224,700    125,000           --            --          40,833
  Vice President, Chief      2001    144,846     94,500           --        52,000          65,000
  Financial Officer,         2000         --         --           --            --              --
  Treasurer
Howard L. Boigon(8)........  2002    212,000     68,182           --            --          27,778
  Vice President, General    2001    133,333     76,000           --        51,250          55,000
  Counsel, Secretary         2000         --         --           --            --              --

---------------

(1) Includes an automobile allowance and club membership dues.

(2) Club membership dues.

(3) $245,192 paid by Belco prior to August 21, 2001, the effective time of the Merger, and $100,384 paid by Westport after the effective time of the Merger. Prior to the Merger, Mr. Henderson served as the President and Chief Operating Officer of Belco and is currently the Executive Vice President and General Manager -- Southern Division of Westport.

(4) $27,600 of the amount represents the value of 3,000 shares of restricted common stock granted by Belco prior to the Merger, which were converted into 1,237 shares of Westport common stock on August 21, 2001, the effective time of the Merger. The restrictions on these shares of common stock were removed as of that date. $201,100 of the amount represents the value of 10,000 shares of restricted common stock granted by Westport after the effective time of the Merger.

(5) Options to purchase 25,000 shares of Belco common stock and the exercise price per share were adjusted on August 21, 2001, the effective time of the Merger, to reflect the reverse stock split providing for the conversion of options to purchase Belco common stock into options to purchase Westport common stock based on a 0.4125 conversion ratio. These options were converted into options to purchase 10,310 shares of Westport common stock, which became immediately vested and exercisable as of the effective time of the Merger. Options to purchase 75,000 shares of Westport common stock were granted by Westport after the effective time of the Merger.

(6) Represents salary paid to Mr. Henderson by Belco. Other compensation received by Mr. Henderson in 2000 and not reflected above includes $7,650 contributed by Belco under Belco's 401(k) profit sharing plan and $900 paid by Belco for life insurance premiums.

(7) Represents options to purchase Belco common stock. On August 21, 2001, the effective time of the Merger, options to purchase Belco common stock held by Mr. Henderson immediately prior to the effective time of the Merger and the exercise price per share were adjusted to reflect the reverse stock split providing for the conversion of options to purchase Belco common stock into options to purchase Westport common stock based on a 0.4125 conversion ratio. Such options became immediately vested and exercisable as of the effective time of the Merger.

(8) Started employment in April 2001.

STOCK OPTIONS GRANTED IN 2002

     The following table sets forth information concerning stock options granted to the named executive officers of Westport in 2002.

                       STOCK OPTIONS GRANTED BY WESTPORT

                                   INDIVIDUAL GRANTS                                  POTENTIAL REALIZABLE
                              ---------------------------                               VALUE AT ASSUMED
                               NUMBER OF      % OF TOTAL                              ANNUAL RATES OF STOCK
                               SECURITIES    OPTIONS/SARS   EXERCISE                 PRICE APPRECIATION FOR
                               UNDERLYING     GRANTED TO    PRICE PER                  OPTION TERMS($)(1)
                              OPTIONS/SARS   EMPLOYEES IN     SHARE     EXPIRATION   -----------------------
NAME                           GRANTED(#)        2002       ($/SHARE)      DATE        5%($)        10%($)
----                          ------------   ------------   ---------   ----------   ----------   ----------
Donald D. Wolf..............     99,044(2)      15.52%        18.22     2/28/2012    1,134,892    2,876,038
  Chairman of the Board,
  Chief Executive Officer
Barth E. Whitham............     47,998(2)       7.52%        18.22     2/28/2012      549,983    1,393,765
  President, Chief Operating
  Officer
Grant W. Henderson..........     31,250(2)       4.90%        18.22     2/28/2012      358,077      907,437
  Executive Vice President,
  General Manager --
  Southern Division
Lon McCain..................     40,833(2)       6.40%        18.22     2/28/2012      467,883    1,185,708
  Vice President, Chief
  Financial Officer,
  Treasurer
Howard L. Boigon............     27,778(2)       4.35%        18.22     2/28/2012      318,293      806,617
  Vice President, General
  Counsel, Secretary

---------------

(1) In accordance with the rules of the SEC, the amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on the assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date and do not reflect Westport's estimates or projections of the future price of Westport common stock. The gains shown are net of the option price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of Westport common stock, the option holder's continued employment through the option period, and the date on which the options are exercised.

(2) Non-statutory stock options, which were granted under Westport's 2000 Stock Incentive Plan. The options expire ten years from the date of grant and vest 1/3 on each of the first three anniversaries of the grant.

     The following table contains certain information concerning stock options exercised during 2002 and the value of unexercised options as of December 31, 2002 for the named executives of Westport.

         STOCK OPTION EXERCISES AND FISCAL YEAR-END VALUES OF WESTPORT

                                                              NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS AT
                               SHARES                        AT DECEMBER 31, 2002(#)         DECEMBER 31, 2002($)(1)
                             ACQUIRED ON      VALUE      -------------------------------   ---------------------------
NAME                         EXERCISE(#)   REALIZED($)   EXERCISABLE    UNEXERCISABLE(2)   EXERCISABLE   UNEXERCISABLE
----                         -----------   -----------   -----------    ----------------   -----------   -------------
Donald D. Wolf.............       --            --         600,000(3)       399,044         5,292,500      2,901,784
  Chairman of the Board,
  Chief Executive Officer
Barth E. Whitham...........       --            --         225,000(3)       160,498         1,900,000      1,073,835
  President, Chief
  Operating Officer
Grant W. Henderson.........       --            --         146,683(3)        81,250           438,637        115,125
  Executive Vice President,
  General Manager --
  Southern Division
Lon McCain.................       --            --          21,667(3)        84,166                --        105,349
  Vice President, Chief
  Financial Officer,
  Treasurer
Howard L. Boigon...........       --            --          18,334(3)        64,444             5,500         82,667
  Vice President, General
  Counsel, Secretary

---------------

(1) The value of each unexercised in-the-money stock option is equal to the difference between the closing price of Westport common stock on the NYSE on December 31, 2002 of $20.80 per share and the exercise price of the stock option.

(2) Non-statutory stock options. The options expire ten year from the date of grant and vest 1/3 on each anniversary of the grant.

(3) Non-statutory stock options. The options expire ten years from the date of grant.

EMPLOYEE BENEFIT PLANS OF WESTPORT

     EMPLOYEE BENEFIT PLAN. Effective October 17, 2000, Westport Resources Corporation, a Delaware corporation, adopted the Westport Resources Corporation 2000 Stock Incentive Plan. The plan merged, amended and restated the EPGC Directors' Stock Option Plan and the EPGC 2000 Stock Option Plan, each of which was adopted effective March 1, 2000. As amended and restated, the plan contains terms regarding stock option awards that are substantially similar to the terms of the predecessor plans, other than with respect to the vesting period for options issued pursuant to the EPGC Directors' Stock Option Plan, which formerly vested in full on the date of grant and now vest on a schedule determined by the Compensation Committee of the Company's Board of Directors. Further, the plan contemplates awards of stock appreciation rights, restricted stock and other performance awards, in addition to the stock option grants contemplated by the predecessor plans. Immediately prior to the Merger, the plan was amended to increase the number of shares of common stock authorized and reserved under the plan from 4,110,813 shares to 6,232,484 shares. In the Merger, we assumed the obligations of Westport Resources Corporation, a Delaware corporation, under the 2000 Stock Incentive Plan, and options to purchase its common stock became options to purchase Westport common stock on a one-for-one basis.

     As of December 31, 2002, 1,862,599 options had been granted under the plan. As of December 31, 2002, 544,098 options to purchase Westport common stock issued under the plan became fully vested and immediately exercisable. These options terminate not later than 10 years from the date of grant. In addition, as of December 31, 2002, 36,550 shares of restricted stock were granted under the plan.

     RETIREMENT SAVINGS AND PROFIT SHARING PLAN. The Company merged the Belco Oil & Gas Employee 401(k) Savings Plan into the Westport Savings and Profit Sharing Plan. The resulting plan was amended and restated and adopted as the Westport Savings and Profit Sharing Plan. This savings and profit sharing plan covers all of our employees who meet the eligibility requirements. The plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and Section 401(k) of the Code.

     The assets of the plan are held and the related investments are executed by the plan's trustee. Participants in the plan have a variety of investment alternatives in which to invest their funds. We pay all administrative fees on behalf of the plan. The plan currently provides for discretionary matching by us of 75% of each participant's contributions up to 6% of the participant's compensation. The Company contributed $610,000 and $400,000 for the years ended December 31, 2002 and 2001, respectively. The Company contributed $155,000 for the year ended December 31, 2000 and Westport Oil and Gas (prior to the Company's assumption of the plan) contributed $114,000 and $104,000 for the years ended December 31, 1999 and 1998, respectively.

     ANNUAL COMPENSATION PROGRAM. The Company's annual compensation program provides an opportunity for employees to be eligible for a cash bonus based on the Company, the business units and the individual employees achieving various performance objectives. Certain key employees are also eligible to receive long term incentive awards if the Company, the business units and such employees meet applicable performance goals. Any other employees may receive long term awards on a discretionary basis.

     ROYALTY PARTICIPATION PROGRAM. On October 17, 1997, Westport Overriding Royalty LLC was established, through which the Company implements a royalty participation program. This program is designed to provide an incentive for specified key employees to contribute to our success. Under the terms of the program, participants can receive a percentage of an overriding royalty working interest on prospects owned by us. Percentages are established at our discretion, but in no event exceed 2% of our net interest. We retain a portion of the overriding royalty interest not awarded to recipients, and may award some or all of the cash flow generated by that interest to plan participants from time to time in our discretion. Officers and directors are not eligible to receive any royalty interests under the program.

     BELCO'S 1996 STOCK INCENTIVE PLAN. Prior to the Merger, Belco adopted its 1996 Stock Incentive Plan, which authorizes the stock option committee to award incentive stock options, nonstatutory stock options and restricted stock to employees of Belco. The aggregate maximum number of shares that may be issued pursuant to awards granted under Belco's 1996 Stock Incentive Plan is 3,250,000 shares of common stock. Prior to the Merger, Belco's stock option committee generally granted incentive stock options; however, in the case of the value of a grant of stock options totaling more than $100,000, Belco's stock option committee was authorized to grant the remainder as non-statutory stock options, both at an exercise price equal to the fair market value of Belco common stock on the date of the grant. Options issued under Belco's 1996 Stock Incentive Plan generally have ten-year terms, with exercise restrictions that lapse over a five-year period. Belco's stock option committee was also authorized to grant awards of restricted stock which are characterized as shares of Belco common stock that are subject to forfeiture under the circumstances specified by the stock option committee at the time of the award of such shares. Stock option grants were designed to align the long-term interests of Belco's employees with those of its stockholders by directly linking compensation to stockholder return, as well as by enabling employees to develop and maintain a significant, long-term equity ownership position in Belco.

     As a result of the Merger, stock options issued under Belco's 1996 Stock Incentive Plan became fully vested and exercisable at the effective time of the Merger. In addition, the restrictions on disposition and forfeiture provisions on all restricted shares of Belco common stock issued under Belco's 1996 Stock Incentive Plan terminated on August 21, 2001, the effective time of the Merger. Since the effective time of the Merger, Westport has not awarded any incentive stock options, nonstatutory stock options, or restricted stock under Belco's 1996 Stock Incentive Plan to any of its employees and does not currently intend to grant any awards under such plan in the future.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of December 31, 2002 with respect to compensation plans (including individual compensation arrangements) under which shares of Westport common stock are authorized for issuance:

                                                                                     NUMBER OF
                                                                                     SECURITIES
                                                                                REMAINING AVAILABLE
                                                                                FOR FUTURE ISSUANCE
                                                                WEIGHTED-           UNDER EQUITY
                                     NUMBER OF SECURITIES   AVERAGE EXERCISE     COMPENSATION PLANS
                                      TO BE ISSUED UPON         PRICE OF             (EXCLUDING
                                         EXERCISE OF           OUTSTANDING      SECURITIES REFLECTED
PLAN CATEGORY                        OUTSTANDING OPTIONS         OPTIONS        IN THE FIRST COLUMN)
-------------                        --------------------   -----------------   --------------------
EQUITY COMPENSATION PLANS APPROVED
  BY SECURITY HOLDERS
  2000 Stock Incentive Plan........       3,143,021              $15.51              3,089,463
  1996 Belco Stock Incentive
     Plan..........................         344,282              $24.74              2,905,718
  1996 Belco Nonemployee Director
     Plan..........................              --              $   --                     --
EQUITY COMPENSATION PLANS NOT
  APPROVED BY SECURITY HOLDERS.....              --              $   --                     --
                                          =========              ======              =========
     TOTAL.........................       3,487,303              $16.42                     --

                       TRANSACTIONS WITH RELATED PARTIES

SHAREHOLDERS AGREEMENT

     On February 14, 2003, Westport entered into the shareholders agreement with WELLC, Medicor, ERI and the Belfer Group. The shareholders agreement amended and restated the previous shareholders agreement, dated as of July 20, 2001, in connection with WELLC's transfer of a portion of its Westport common stock to Medicor. Medicor and WELLC are collectively referred to as the Medicor Group. The shareholders agreement contains provisions that determine how the Medicor Group, ERI and the Belfer Group will vote their respective shares of Westport common stock and that, among other things, will have the effect, based on their share ownership, of giving these parties the ability to determine the composition of our board of directors and otherwise affect our corporate governance and business activities, including provisions whereby:

     - The Medicor Group, ERI and the Belfer Group must vote their shares according to and consistent with the terms of the shareholders agreement;

     - Westport, the Medicor Group, ERI and the Belfer Group are obligated to take or cause to be taken all lawful action necessary to ensure that our articles of incorporation and bylaws are at all times consistent with the provisions of the shareholders agreement;

     - Our Board of Directors is comprised of 11 directors, two of whom must be independent directors, as such term is defined in the shareholders agreement, divided into three classes, with directors in each class having a three-year term following a transition period in which the initial Class 1 directors serve a one-year term, the initial Class 2 directors serve a two-year term and the initial Class 3 directors serve a three-year term;

     - Medicor and ERI each have the right to nominate one director to Class 3, one director to Class 2 and one director to Class 1 and the Belfer Group has the right to nominate one director to Class 3 and one director to Class 1. The number of directors any such party may nominate is reduced if such party's ownership of our common stock falls below specified percentages of the total number of shares of our common stock then outstanding;

     - Medicor, ERI and the Belfer Group, respectively, each have the right (1) subject to applicable law, to remove, with or without cause, any director nominated in accordance with the terms of the shareholders agreement by Medicor, ERI or the Belfer Group, respectively, and (2) to nominate any replacement for a director nominated in accordance with the terms of the new shareholders agreement by Medicor, ERI or the Belfer Group, respectively, upon the death, resignation, retirement, disqualification or removal from office of such director. Our Board of Directors will duly appoint as a director each person so nominated to fill a vacancy on the board of directors. Notwithstanding the foregoing, pursuant to Nevada law, an incumbent director may not be removed from office except upon the affirmative vote of at least two-thirds of the issued and outstanding voting power;

     - We may take and may permit our subsidiaries to take and engage in the following actions only upon receiving supermajority approval (as such term is defined in the shareholders agreement) of our Board of Directors:

      - Acquisition of Stock. Subject to certain conditions, neither ERI, the Medicor Group nor the Belfer Group will acquire any additional shares of our common stock without the consent of the other parties;

      - Issuance of Common Stock. Issue, sell, grant or award or enter into any agreement to issue, sell, grant or award any of our common stock other than (1) pursuant to agreements or obligations in existence as of the effective time of the shareholders agreement, (2) the issuance of our common stock pursuant to any rights or agreements including without limitation any security convertible or exchangeable into or exercisable for, with or without consideration, our common stock so long as such rights or agreements received supermajority approval and (3) the grant of options and the issuance of restricted stock under our stock incentive plans for the benefit of our employees and directors and the issuance of our common stock upon the exercise of such options;

      - Debt to Total Capitalization. Incur funded debt of Westport and our subsidiaries so that the ratio of debt of Westport and our subsidiaries to total capitalization is greater than 0.4 to 1.0; and

      - Sale Transactions. Enter into any merger or consolidation, sale of all or substantially all of our assets or sale of assets or transfer to a third party by sale of assets, merger or otherwise by Westport or any of our subsidiaries (in one transaction or a series of related transactions) of any subsidiary or the assets or business of Westport or a subsidiary thereof which involves more than $150 million (or such other amount, established by resolution of our board of directors (approved by supermajority approval) from time to time), of our total assets and our subsidiaries taken as a whole, including a sale of Westport effected by means of a sale of our common stock, but excluding, however, dispositions of assets in the ordinary course of business (including, but not limited to, oil and natural gas production);

     - each of the Medicor Group, ERI and the Belfer Group is granted unlimited piggyback registration rights;

     - each of the Medicor Group and ERI is granted three demand registration rights and the Belfer Group is granted two demand registration rights; and

     - each of the Medicor Group, ERI and the Belfer Group agree to enter into holdback agreements if requested by the underwriters in underwritten offerings.

OFFICE LEASE

     Belco paid Robert A. Belfer, former Chairman of the Board and Chief Executive Officer of Belco and one of our directors, a fee of $172,172 during 2001 for office space and services provided through such office from January 2001 through August 2001. After our merger with and into Belco, Westport paid a fee of $88,908 to Mr. Belfer for the office space from September 2001 through January 2002. The fee is based on the actual cost of such office space pro-rated to the amount utilized in our operations. We believe the fee compared favorably to the terms which might have been available from a non-affiliated party. We have not paid a fee to Mr. Belfer for office space since January 31, 2002 and do not intend to use this office space in the future.

DOMINICK GOLIO

     Pursuant to current federal income tax laws, recipients of awards of restricted stock under Belco's 1996 Stock Incentive Plan are deemed to have income equal to the fair market value of the vested shares of our common stock on the date of vesting. As of December 31, 2001, Dominick J. Golio was indebted to us in the amount of $69,320, representing federal income taxes paid by us on behalf of Dominick J. Golio that arose pursuant to the vesting of Mr. Golio's restricted stock. Upon Mr. Golio's termination in March 2002, the amount of his indebtedness to us was satisfied in full out of his severance compensation. We did not charge interest on this indebtedness.

     In October 2001, we entered into a letter agreement with Dominick J. Golio whereby Mr. Golio would, after cessation of his employment, continue to assist us in certain pending litigation. As compensation, we agreed to pay Mr. Golio
7 1/2% of our total net recovery, if any, in the litigation. The suit was settled in September 2002. On December 16, 2002, Mr. Golio received a cash payment of $156,334 and agreed to receive severance benefits with an aggregate cash value of $58,936 in full satisfaction of the amounts owed to him under the letter agreement. The amount of $58,936 will become due and payable as provided in the agreement with Mr. Golio. In addition to our obligations to Mr. Golio under the letter agreement, we are obligated to pay severance benefits in the amount of $78,564 to Mr. Golio under Belco's Retention and Severance Plan by September 15, 2003. Upon payment of amounts owed to Mr. Golio under the letter agreement and Belco's Retention and Severance Plan, we will have no additional obligations to Mr. Golio.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of the Company's common stock (collectively "Reporting Persons"), to file with the SEC initial reports of common stock ownership and reports of changes in such ownership within prescribed time periods. The SEC's rules require the Company's Reporting Persons to furnish the Company with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to the Company, the Company believes that the Reporting Persons have complied with all applicable Section 16(a) filing requirements for 2002 on a timely basis, except that a report on Form 4 has been filed late on behalf of each of Brian Bess, Robert McBride, Jr. and Donald D. Wolf in May 2002 relating to the relinquishment of shares to pay withholding tax obligations on the vesting of restricted stock.

                      REPORT OF THE COMPENSATION COMMITTEE

     During 2002, the Compensation Committee of the Board of Directors consisted of Messrs. Wallace (chair), Hearl and Stein. The Compensation Committee oversees the administration of compensation programs applicable to all employees of the Company, including its executive officers. Executive compensation is reviewed and approved annually by the Compensation Committee. The Compensation Committee has approved a charter describing its composition, procedures and responsibilities; a copy of the charter is attached to this Proxy Statement as Appendix B.

     The Compensation Committee seeks to encourage growth in the Company's oil and natural gas reserves, cash flow and profitability and to enhance stockholder value through the creation and maintenance of compensation opportunities that attract and retain committed, highly qualified personnel.

To achieve those goals, the Compensation Committee believes that the compensation of all employees, including executive officers, should include the following components:

     - a base salary that is competitive with compensation offered by other oil and natural gas exploration and production enterprises similar to the Company;

     - annual incentive compensation, based on Company performance and profitability, to reward achievement of Company objectives, individual responsibility and productivity, high quality work and impact on Company results;

     - an opportunity for an individual's total compensation to exceed industry averages based on outstanding performance in increasing shareholder value; and

     - case-specific compensation plans to accommodate individual circumstances or non-recurring situations as required.

     Section 162(m) of the Code generally disallows a tax deduction to a public company for compensation paid to its chief executive officer and four other most highly compensated executive officers if the compensation of any such officers exceeds $1.0 million in a particular year. In connection with its policies relating to executive compensation, the Compensation Committee considered the implications of Section 162(m) along with the various other factors described elsewhere in this report in making its executive compensation determinations in 2002. The Compensation Committee has not awarded compensation for 2002 to any executive officer that would exceed the deduction limit of Section 162(m).

     COMPANY PERFORMANCE. The following summarizes the Company's financial and operational highlights for the year ended December 31, 2002:

     - On December 17, 2002, the Company completed the acquisition of natural gas producing properties and midstream assets in the Uinta Basin for approximately $507 million. As a result of this acquisition, the Company:

      - increased proved reserves by approximately 60% from year-end 2001;

      - significantly enhanced its exploitation and exploration portfolio by adding over 1500 potential drilling opportunities; and

      - added a new core area in one of the most high-potential natural gas basins in the United States.

     - In conjunction with the Uinta Basin acquisition, the Company raised over $278 million through common stock offerings, issued $300 million of 8.25% senior subordinated notes and restructured its revolving credit facility to provide for a maximum committed amount of $600 million and an initial borrowing base of approximately $470 million, which resulted in increased shareholder liquidity and a strong and flexible capital structure at year-end.

     - The Company completed two acquisitions in existing core areas in Southeast Texas and the Williston Basin for an aggregate $162 million complementing existing operations and, in the case of the Texas acquisition, providing significant exploration and growth opportunities in a highly prospective area for our Southern Division.

     - Other operational highlights from 2002 reflecting continuing success in our exploitation and exploration activities include:

      - record production of 130 Bcfe for the year, a 47% increase over the total in 2001;

      - increase of year-end reserves by 70% over year-end 2001;

      - replacement of approximately 600% of 2002 production at an all sources finding and development cost of $.98/Mcfe; and

      - drilling of 200 development wells with a 97% success rate.

     These results positioned the Company as a "top 20" independent exploration company with the management and technical capability, operational balance and strength, and financial capability to continue to execute an effective growth strategy that can provide meaningful return to shareholders. As shown on the performance graph on page 35 of this Proxy Statement, the Company outperformed its new peer group by 14% at year-end, its 2001 peer group by 47% and the larger industry group by 41%.

     COMPENSATION PHILOSOPHY. The Committee considered the results described above in making its executive compensation decisions for 2002. In doing so, the Committee considered the performance of the Company, business units and individuals against the criteria established in its annual incentive program approved by the Board of Directors during 2002 with the assistance of a consulting firm. The program is intended to award bonuses to key business unit employees based on business unit performance and to benchmark the compensation of senior management vis-a-vis corporate performance and peer group comparisons. Among the primary components of this program are the following:

     - establishment of bonus pools on a business unit and company-wide basis;

     - establishment of specific performance targets for business units and the Company for use in funding bonus pools;

     - use of the Company's 2001 corporate performance peer group as a comparison group for measuring stock performance in 2002;

     - utilizing a revised peer group (the same used in this Proxy Statement for preparation of the Company performance graph) for analysis of salary, bonus and long-term incentive compensation of key officers;

     - creating a balance of shared objectives between overall corporate and business unit objectives designed to promote common goals throughout the organization;

     - establishment of targets for base compensation and long-term incentive awards based on peer group comparisons intended to keep the Company competitive with its industry group; and

     - establishment of target bonus ranges intended to maintain the Company at competitive levels within its peer group but providing latitude for recognition of outstanding individual performance.

Specific actions taken by the Compensation Committee regarding executive compensation are summarized below.

     BASE SALARY. Salaries were determined in early 2002 based on survey data collected by the Committee and were intended to keep the Company at competitive median levels. In general, salaries for executive officers reflected cost-of-living increases, but certain individual adjustments were made in line with the Committee's philosophy of maintaining base compensation at competitive levels within its industry peer group.

     INCENTIVE BONUS. In making its executive officer bonus decisions for 2002, the Committee reviewed and discussed the Company's financial and operating results on a corporate and business unit basis as well as the individual performance of each officer. The Committee considered the targeted performance goals under the Company's compensation program summarized above. With the help of an outside consultant, the Committee considered incentive compensation for executive officers of the members of the Company's current performance peer group (based on proxy statements filed in 2002 for the year 2001). The Committee also recognized specific contributions by individual officers in successfully completing the Uinta Basin acquisition and the accompanying financing. Awards granted to the named executive officers in March 2003 for the 2002 performance period are presented under "Bonus" in the Summary Compensation Table. The Committee established awards for each executive after reviewing the recommendations of the Chief Executive Officer and reviewing peer group compensation data from its consultant.

     STOCK OPTION AND RESTRICTED STOCK AWARDS. In 2002, the Compensation Committee granted options to purchase an aggregate of 336,049 shares of common stock to executive officers to provide long term incentive with respect to the Company's future performance. The stock option grants vest in equal increments over three years. The levels of these grants, for both individual officers and in the aggregate, were determined with the assistance of an outside consultant to maintain long-term incentive compensation for the officer group at competitive levels within the Company's peer group. Aggregate grants to executive officers represented 10.9% of the total shares available under the Company's 2000 Stock Incentive Plan. In March 2003, the Compensation Committee also granted options, vesting in equal increments over a three-year period, to purchase an aggregate of 286,000 shares of common stock and awarded an aggregate of 105,400 shares of common stock subject to restrictions pursuant to restricted stock agreements to executive officers and key employees of the Company. The decision to grant a significant number of restricted shares in lieu of options was based on a desire to provide added retention incentive to select officers and to increase ownership of stock by the senior officers. The restricted shares vest in equal increments on the second and third anniversaries of the date of the grant.

     FUTURE PEER GROUP ANALYSIS. The Committee plans to conduct an additional review of the Company's peer group for compensation purposes when 2003 proxy statements are available reflecting 2002 performance and compensation levels. Following this review certain additional adjustments may be necessary.

     CHIEF EXECUTIVE OFFICER COMPENSATION. As described above, the Company's executive compensation philosophy, including compensation of the Chief Executive Officer, is a competitive base salary and incentive compensation based upon the Company's performance. Specific actions taken by the Compensation Committee regarding Mr. Wolf's compensation are summarized below.

     - Base Salary. Mr. Wolf's salary was increased from $356,557 to $381,517 effective January 1, 2002. In approving this increase the Compensation Committee considered operating and financial results for 2001 and the compensation received by chief executive officers of companies in the peer group used for performance comparison in the Company's 2002 proxy statement.

     - Incentive Bonus. The Compensation Committee approved a bonus of $265,000 to Mr. Wolf for 2002, which was paid in March 2003. As was the case for executive officers in general, the Committee considered the performance criteria specified in its newly adopted compensation program in evaluating Mr. Wolf's performance, and also considered peer group comparisons provided by the Committee's consultant. The Committee determined that Mr. Wolf's outstanding performance in overseeing the successful year-end acquisition and financing efforts and in achieving the positive operating and financial results summarized above warranted significant recognition.

     - Stock Option and Restricted Stock Awards. In 2002, the Committee granted options to purchase 99,044 shares of common stock to Mr. Wolf to provide incentive with respect to the Company's future performance. The 2002 award was based on the Committee's review of industry survey data and was intended to add a meaningful retention component to Mr. Wolf's 2002 compensation. The options vests in equal increments over three years. In March 2003, the Committee granted options, vesting in equal increments over a three-year period, to purchase 80,000 shares of common stock and awarded 32,000 shares of common stock subject to restrictions pursuant to a restricted stock agreement, vesting in equal increments on the second and third anniversaries of the grant, to Mr. Wolf. The 2003 awards are designed to provide long term incentive tied to the future growth of the Company and to increase ownership in the Company by Mr. Wolf. The 2003 awards were based on the Committee's review of industry survey data and were intended to add a meaningful retention component to Mr. Wolf's 2003 compensation.

                                          Compensation Committee

                                          WILLIAM F. WALLACE
                                          RANDY STEIN
                                          PETER R. HEARL

                         REPORT OF THE AUDIT COMMITTEE

     The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company, including the quality and integrity of the financial statements of the Company, maintenance of adequate internal controls and disclosure controls and procedures, the Company's compliance with applicable legal and regulatory requirements and work and qualifications of the independent auditor. The Audit Committee is comprised of independent directors and operates under a written charter adopted by the Board of Directors. In addition to its oversight responsibilities, the Audit Committee has the sole authority to appoint and replace the independent auditor, to approve all non-audit services permitted by applicable laws, rules and regulations or establish appropriate pre-approval policies regarding all such non-audit services, and to approve audit and non-audit fees. The Audit Committee is also responsible for reviewing and approving all transactions between the Company and any of its officers, directors or other affiliates, excluding compensation arrangements. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. In April 2003, the Audit Committee proposed, and the Board of Directors approved, amendments to the Audit Committee's charter, and the charter in its amended form is attached to this Proxy Statement as Appendix A.

     Management is responsible for the Company's financial reporting process including its system of internal controls and disclosure controls and procedures, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditor is responsible for expressing an opinion on the conformity of the financial statements with generally accepted accounting principles, including their judgments as to the quality, not just the acceptability, of the Company's accounting practices.

     In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2002 with management. In addition, the Audit Committee reviewed and discussed the Company's audited financial statements with KPMG LLP, also referred to as KPMG, the Company's independent auditor, including the matters required to be discussed with the independent auditor by Statement on Auditing Standards No. 61 (as amended), and the written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee also discussed with the independent auditor the overall scope and plans for its audit and the auditor's independence from management and the Company, and considered the compatibility of non-audit services with the auditor's independence. In addition, the Audit Committee reviewed and discussed the Company's financial statements with management and the independent auditor and any significant reporting issues and judgments made in connection with the preparation of the Company's financial statements. The Audit Committee also discussed the adequacy of the Company's internal controls and disclosure controls and procedures with the independent auditor and the Company's Disclosure Review Committee. The Audit Committee retained PricewaterhouseCoopers LLP to serve as the Company's internal auditor during 2003.

     The Audit Committee's responsibility is to monitor and review the initiatives discussed above. The Audit Committee members are not primarily professional accountants or auditors, and their functions are not intended to certify the activities of management, internal auditors and the independent auditor. In reliance on the reviews and discussions referred to herein, the Audit Committee recommended that the Board of Directors include the audited financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

                                          Audit Committee

                                          RANDY STEIN
                                          PETER R. HEARL
                                          WILLIAM F. WALLACE

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     As required by applicable rules of the SEC, the performance graph shown herein was prepared based upon the following assumptions:

     1. $100 was invested in the common stock on October 20, 2000 (the first full trading day following the effective date of the Company's registration statement filed in connection with the initial public offering of the Company's common stock), and $100 was invested in the New Peer Group and Old Peer Group (as defined below) and the S&P Industry Group 10102020 -- Oil & Gas Exploration & Production on October 20, 2000 at the closing price on such date.

     2. Peer group investment is weighted based on the stock market capitalization of each individual company within the respective peer group at the beginning of the period.

     3. Dividends are reinvested on the ex-dividend dates.

The companies that comprise the Company's New Peer Group are as follows (1):

     - Cabot Oil & Gas Corporation;
     - Chesapeake Energy Corporation;
     - Evergreen Resources Inc.;
     - Forest Oil Corporation;
     - The Houston Exploration Company;
     - Newfield Exploration Company;
     - Noble Energy Inc.;
     - Patina Oil & Gas Company;
     - Pioneer Natural Resources Company;
     - St. Mary Land & Exploration Company;
     - Stone Energy Corporation;
     - Tom Brown, Inc.; and
     - XTO Energy Inc.
---------------

(1) The Company's peer group for the fiscal year ended December 31, 2001, referred to as the Old Peer Group, consisted of Cabot Oil & Gas Corporation, Forest Oil Corporation, The Houston Exploration Company, Newfield Exploration Company, Stone Energy Corporation and Tom Brown, Inc. The Company determined in good faith that selection of a new peer group was appropriate because of its substantial growth as a result of the acquisition of certain natural gas properties and midstream gathering and compression assets located in the Uinta Basin, Utah from certain affiliates of El Paso Corporation and of certain South Texas properties by the Company in 2002 limited the comparative value of the Old Peer Group.

                        COMPARE CUMULATIVE TOTAL RETURN
                        AMONG WESTPORT RESOURCES CORP.,
                      S&P GROUP INDEX AND PEER GROUP INDEX

                              (PERFORMANCE GRAPH)

(1) Assumes $100 invested on October 20, 2000 and the reinvestment of any dividends.

                                        10/20/00(1)    12/31/00    12/31/01    12/31/02
                                        -----------    --------    --------    --------
Westport Resources Corporation            $100.00      $139.29     $110.16     $132.06
New Peer Group                             100.00       126.15      102.36      116.00
Old Peer Group                             100.00       122.58       93.67       89.76
S&P Industry Group 10102020 -- Oil &
  Gas Exploration & Production            $100.00      $119.81     $ 94.66     $ 93.27

---------------

(1) October 20, 2000 was the first full trading day following the effective date of the Company's registration statement filed in connection with the initial public offering of its common stock.

                                   PROPOSAL 2

                       APPOINTMENT OF INDEPENDENT AUDITOR

     KPMG LLP served as the Company's independent auditor and provided audit services in respect of fiscal year 2002. KPMG LLP was engaged as the Company's independent auditor in April 2002 to replace Arthur Andersen LLP, also referred to as Arthur Andersen, which was dismissed by the Company as its independent auditor. Arthur Andersen had served as the Company's independent auditor since April 2000 and served as the independent auditor for its predecessor, Westport Oil and Gas, since 1997. Arthur Andersen's report on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and it was not qualified or modified as to uncertainty or scope. In addition, there were no modifications as to accounting principles except that the audit report of Arthur Andersen for the fiscal year ended December 31, 2001 contained an explanatory paragraph with respect to the change in the method of accounting for derivative instruments effective January 1, 2001 as required by the Financial Accounting Standards Board.

     The decision to change the Company's independent auditor was recommended by the Audit Committee, approved by the Board of Directors and ratified by the Company's stockholders during the

2002 Annual Meeting of Stockholders. During the Company's two most recent fiscal years and any subsequent interim periods preceding Arthur Andersen's dismissal, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

FEES

     During the fiscal year ended December 31, 2002, the Company's total fees paid to KPMG LLP since its engagement in April 2002 were as follows:

Audit Fees..................................................   $     --
Financial Information Systems Design and Implementation
  Fees......................................................   $     --
All Other Fees(1)...........................................   $214,750
                                                               --------
Total Fees..................................................   $214,750
                                                               --------

---------------

(1) These amounts represent fees for work performed in connection with the audit of properties acquired by the Company in 2002, quarterly reviews and FASB 133 advice in the aggregate amount of $185,750 and for tax assistance in the amount of $29,000.

     During the fiscal year ended December 31, 2002, the Company's total fees paid to Arthur Andersen until termination of Arthur Andersen by the Company in April 2002 were as follows:

Audit Fees..................................................   $108,726
Financial Information Systems Design and Implementation
  Fees......................................................   $     --
All Other Fees(1)...........................................   $ 99,923
                                                               --------
Total Fees..................................................   $208,649
                                                               --------

---------------

(1) These amounts represent fees for work performed in connection with the filing of a registration statement and other filings and audits in the aggregate amount of $26,000, for tax assistance in the amount of $6,300, for tax consulting in the amount of $51,800 and for executive compensation assistance in the amount of $15,823.

     The members of the Audit Committee believe that the payment of the "other fees" set forth above did not preclude KPMG LLP or Arthur Andersen from maintaining its independence.

     A representative of KPMG LLP is expected to be present at the meeting with an opportunity to make a statement if so desired and to answer appropriate questions.

RATIFICATION OF AUDITOR

     The Audit Committee of the Board of Directors appointed KPMG LLP as the Company's independent auditor for the fiscal year ending December 31, 2003. Although stockholder ratification of the selection of the Company's independent auditor is not required by the Company's articles of incorporation or bylaws, or other applicable legal requirements, the Board of Directors, as a matter of good corporate governance, has decided to seek stockholder ratification of KPMG LLP as the Company's independent auditor for the fiscal year ending December 31, 2003 at the Annual Meeting.

     Ratification of this appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the Company's common stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, an abstention or a broker non-vote would have the same effect as a vote against this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THIS APPOINTMENT.

     In the event the appointment is not ratified, the Audit Committee of the Board of Directors will consider the appointment of other independent auditors. The Audit Committee of the Board of Directors may terminate the appointment of KPMG LLP as the Company's independent auditor without the approval of the Company's stockholders whenever it deems such termination necessary or appropriate.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournments(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

                     STOCKHOLDER PROPOSALS AND NOMINATIONS

     Proposals of stockholders intended to be presented at the 2004 Annual Meeting of Stockholders, or the 2004 Annual Meeting, must be received by the Company on or before December 24, 2003, in order to be eligible for inclusion in the Company's proxy statement and form of proxy. To be so included, a proposal must also comply with all applicable provisions of Rule 14a-8 under the Exchange Act.

     In addition, the Company's bylaws provide that for a stockholder proposal to be properly brought before the 2004 Annual Meeting by a stockholder, such stockholder must give timely notice thereof in writing to the Secretary of the Company and the subject of such proposal must be a proper subject for stockholder action under the Nevada Revised Statutes. To be timely, such stockholder's notice must be delivered to the Secretary of the Company at the principal executive offices of the Company during the period beginning February 21, 2004 and ending on March 13, 2004. Such stockholder's notice must comply with the notice requirements set forth in Section 2.7(a) of the Company's bylaws.

     In the event that the number of directors to be elected to the Board of Directors at the 2004 Annual Meeting is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company on or before March 3, 2004, a stockholder's notice as described in the immediately preceding paragraph shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company.

                           INCORPORATION BY REFERENCE

     With respect to any future filings with the Commission into which this Proxy Statement is incorporated by reference, the material under the headings "Report of the Compensation Committee," "Report of the Audit Committee" and "Stockholder Return Performance Presentation" shall not be incorporated into such future filings.

                           FORWARD-LOOKING STATEMENTS

     This Proxy Statement may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include estimates, plans, expectations, opinions, forecasts, projections, guidance or other statements that are not statements of fact, such as anticipated dates of first production and projected drilling and development activity. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. There are many factors that could cause forward-looking statements not to be correct, including the risks and uncertainties inherent in the Company's business and other cautionary statements set forth in the filings of the Company with the Securities and Exchange Commission, including, without limitation, the Company's most recent Annual Report on Form 10-K.

These risks include, among others, oil and gas price volatility, availability of services and supplies, operating hazards and mechanical failures, uncertainties in the estimates of proved reserves and in projections of future rates of production and timing of development expenditures, environmental risks, regulatory changes, general economic conditions, and the actions or inactions of third-party operators. The Company does not undertake any obligation to update any forward-looking statements contained in this Proxy Statement.

                        ADDITIONAL INFORMATION AVAILABLE

     ACCOMPANYING THIS PROXY STATEMENT IS A COPY OF THE COMPANY'S 2002 ANNUAL REPORT (INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K). THIS ANNUAL REPORT (INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K) DOES NOT FORM ANY PART OF THE MATERIALS FOR THE SOLICITATION OF PROXIES. UPON WRITTEN REQUEST OF ANY STOCKHOLDER, THE COMPANY WILL FURNISH A COPY OF THE 10-K, AS FILED WITH THE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. THE WRITTEN REQUEST SHOULD BE SENT TO THE SECRETARY, AT THE COMPANY'S EXECUTIVE OFFICE. THE WRITTEN REQUEST MUST STATE THAT AS OF THE CLOSE OF BUSINESS ON APRIL 17, 2003, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF CAPITAL STOCK OF THE COMPANY.

                                          By Order of the Board of Directors

                                          (HOWARD L. BOIGON SIG)
                                          HOWARD L. BOIGON
                                          Vice President, General Counsel
                                          and Secretary

April 21, 2003

                                                                      APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                       OF WESTPORT RESOURCES CORPORATION

I.  GENERAL

     The Audit Committee (the "Committee") of the Board of Directors (the "Board") has been established to assist the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Westport Resources Corporation (the "Company"). More specifically, the Committee provides assistance to the Board in overseeing:

     - the quality and integrity of the financial statements of the Company;

     - the Company's compliance with legal and regulatory requirements;

     - the independent auditor's qualifications and independence; and

     - the performance of the Company's internal audit function and independent auditor.

     The Committee shall also prepare the report, for inclusion in the Company's annual proxy statement, required by the Securities and Exchange Commission (the "SEC").

     The Committee is expected to maintain free and open communication with the independent auditor, the internal auditors and management of the Company and periodically meet separately with them. The Committee also has the authority and will have the funding to engage independent counsel and other outside advisers as it determines is necessary or advisable to discharge its responsibilities under this Charter. The Committee shall regularly report its activities to the full Board.

     The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review its own performance.

II.  COMPOSITION

     The Committee shall consist of at least three directors, appointed by the Board upon recommendation of the Nominating and Governance Committee at its annual meeting or at interim meetings when necessary to fill a vacancy or add a member in the Board's judgment. Committee members shall, in the opinion of the Board, meet the independence and experience requirements of the New York Stock Exchange (the "NYSE"), the Sarbanes-Oxley Act of 2002 (the "S-O Act"), the rules of the SEC and other applicable laws, rules and regulations as in effect from time to time. Each member of the Committee shall advise the Chairman of the Board and the chair of the Committee in advance of accepting an invitation to serve on the audit committee of another public company's board of directors.

     The Board shall appoint one member of the Committee to serve as chair. He or she shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making Committee assignments and reporting to the Board. The Committee may delegate such other matters to the chair, or to subcommittees, as it deems appropriate.

III.  MEETING REQUIREMENTS

     The Committee shall meet at least four times per year or more frequently as it determines appropriate. The Committee shall keep minutes of each meeting and make such minutes available to the Board for its review. The Committee will meet at the call of the chair or at the request of any member. The Committee may meet by telephone conference call or any other means permitted by law or the Company's bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. The Committee may act without a meeting by unanimous written consent of all members. The Committee may request the attendance of outside counsel, the independent auditor or any officer or employee of the Company at any meeting. The Committee shall determine its own rules and procedures, including designation of a chair pro tempore, in the absence of the chair(s), and designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and take and prepare the minutes thereof. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

     The Committee, as it may determine to be appropriate, may meet in separate executive sessions or in confidence with other directors, the Chief Executive Officer and other Company employees, agents or representatives invited by the Committee and shall meet periodically with management, internal auditors and independent auditor in separate executive sessions to discuss matters privately.

     The Committee may ask members of management or others whose advice and counsel are relevant to the issues then being considered by the Committee to attend any meetings and to provide such pertinent information as the Committee may request.

     The chair of the Committee shall report the Committee's actions to the Board after each Committee meeting and otherwise as requested by the Board.

IV.  COMMITTEE RESPONSIBILITIES

     To fulfill its responsibilities, the Committee shall:

  ENGAGEMENT AND OVERSIGHT OF INDEPENDENT AUDITOR

     - Have the sole authority to appoint or replace the independent auditor (subject, if applicable, to stockholder ratification). The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

     - Consider periodic rotation of audit firms and oversee rotation of lead audit partners, concurring partners and other audit personnel as required or advisable to assure auditor independence. The Committee shall establish hiring policies consistent with applicable laws, rules and regulations in effect from time to time for current and former employees of the independent auditor.

     - At least annually, obtain and review a report of the independent auditor describing (1) the firm's internal quality control procedures, (2) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the last five years with respect to one or more independent audits carried out by the firm, and any steps taken to address any such issues, and (3) with a view towards assessing the independent auditor's independence, all relationships between the independent auditor and the Company.

     - Have sole authority to approve all permitted non-audit services (including the fees and terms thereof) to be provided by the independent auditor (other than de minimis matters excepted by the S-O Act) and develop pre-approval policies regarding all such non-audit services.

  FINANCIAL STATEMENT AND DISCLOSURE MATTERS

     - Review in advance with the independent auditor the annual audit scope, staffing and plan.

     - Review and discuss with management and the independent auditor the annual audited financial statements, including footnotes and disclosures made under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations", and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

     - Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its quarterly reports on Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

     - Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including analyses of the effects of alternative generally accepted accounting principles ("GAAP") methods on the financial statements, any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls, and any special steps adopted in light of material control deficiencies.

     - Discuss with the independent auditor the matters required to be discussed by applicable auditing standards.

     - In consultation with the independent auditor and the internal auditors, review the integrity of the Company's financial reporting processes (both internal and external) and the internal control structure (including disclosure controls). Meet with representatives of the Company's Disclosure Review Committee (the "DRC") on a periodic basis to assess the adequacy of the Company's disclosure controls and procedures and to discuss any matters of concern arising from the DRC's quarterly process to assist the CEO and CFO in confirming the integrity of their respective certifications under the S-O Act and applicable rules of the SEC.

     - Discuss with the independent auditor whether it has identified the existence of any issues of the type described in Section 10A of the Securities Exchange Act of 1934 (concerning detection of illegal acts).

     - Require the independent auditor to timely (and no less than quarterly) report to the Committee (1) all critical accounting policies and practices used (or to be used), (2) all alternate treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (3) the content of other material written communications between the independent auditor and management, including but not limited to management letters and schedules of audit differences (whether or not recorded by the Company).

     - Review with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures (if any), on the Company's financial statements.

     - Review separately with management and the independent auditor any difficulties encountered while conducting the audit and the quarterly reviews, including any restrictions on the scope of work or access to required information and any disagreements with management.

     - Discuss with the national office of the independent auditor communications issues on which they were consulted by the audit team and matters of audit quality and consistency.

     - Review with management earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. Such review may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made), and the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

     - Discuss with management, the independent auditor and the internal auditor the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

  ENGAGEMENT AND OVERSIGHT OF INTERNAL AUDITORS

     - Review and approve management's appointment, termination or replacement of any outside firm retained to provide internal audit services.

     - Review with management and the director of internal audit the internal audit's budget and staffing, proposed audit plans, internal audit reports, and management's responses.

  COMPLIANCE OVERSIGHT RESPONSIBILITIES

     - Review and approve all (1) transactions between the Company and any of its executive officers, directors, or other affiliates of the Company (other than compensation decisions approved by the Compensation Committee) and (2) waivers for executive officers and directors of the Company's code of conduct.

     - Discuss with the General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

     - Establish and maintain appropriate procedures for (1) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and (2) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     - Discuss with management, the General Counsel and the independent auditor any correspondence with regulators or governmental agencies and any published reports raising material issues regarding the Company's financial statements or accounting policies.

     - Review any report from the General Counsel or other legal counsel regarding securities law violations, breaches of fiduciary duty and similar violations by the Company or an agent thereof.

V.  MISCELLANEOUS

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with GAAP. This is the responsibility of management and the independent auditor.

     Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. Nothing in this Charter is intended to preclude or impair the protection provided in subsection 2 of Nevada Revised Statutes 78.138 for good faith reliance by members of the Committee on reports or other information provided by others. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee may adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. This Charter, and any amendments thereto, shall be displayed on the Company's website and a printed copy of such shall be made available to any stockholder of the Company who requests it.

Adopted by the Audit Committee and
approved by the Board of Directors on April 14, 2003.

                                                                      APPENDIX B

                     CHARTER OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS
                       OF WESTPORT RESOURCES CORPORATION

I.  PURPOSE

     The Compensation Committee (the "Committee") has been established to: (a) assist the Board of Directors (the "Board") in ensuring that a proper system of long-term and short-term compensation is in place to provide performance-oriented incentives to management, and that compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and the Company; (b) establish the compensation for the Company's Chief Executive Officer; (c) prepare an annual report on executive compensation for inclusion in the Company's proxy statement; and (d) perform such other functions as the Board may from time to time assign to the Committee. In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board and the Company's management.

II.  COMPOSITION

     The Committee shall consist of at least three directors, appointed by the Board at its annual meeting or at interim meetings when necessary to fill a vacancy or add a member in the Board's judgment. Committee members shall, in the opinion of the Board, (i) meet the independence and experience requirements of the New York Stock Exchange (the "NYSE"), the Sarbanes-Oxley Act of 2002 (the "S-O Act"), the rules of the Securities and Exchange Commission (the "SEC") and other applicable laws, rules and regulations, (ii) qualify as "Non-Employee Directors" for purposes of Rule 16b-3 of the Securities Exchange Act of 1934 and
(iii) qualify as "Outside Directors" for purposes of Section 162(m) of the Internal Revenue Code. The Board of Directors shall appoint one or more members of the Committee as chair(s). He or she shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making Committee assignments and reporting to the Board of Directors. The chair(s) shall also preside over executive sessions of the Board if the Chairman of the Board is not present in such sessions. The Committee may delegate such other matters to the chair, or to subcommittees, as it deems appropriate. A Committee member (including the chair) may be removed at any time, with or without cause, by the Board. The Board may designate one or more directors as alternate members of the Committee, who may replace any absent or disqualified member or members at any meetings of the Committee.

III.  MEETING REQUIREMENTS

     The Committee shall meet at least once each year or more frequently as it determines appropriate. The Committee shall meet at the call of its chair, preferably in conjunction with regular Board meetings or at the request of any Committee member. Any notice of meeting shall contain a proposed agenda of the matters to be considered by the Committee. The Committee may meet by telephone conference call or by any other means permitted by law or the Company's bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. The Committee may act without a meeting by unanimous written consent of all members. The Committee shall determine its own rules and procedures, including designation of a chair pro tempore, in the absence of the chair(s), and designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and take and prepare the minutes thereof. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

     The Committee, as it may determine to be appropriate, may meet in separate executive sessions or in confidence with other directors, the Chief Executive Officer and other Company employees, agents or representatives invited by the Committee.

     The Committee may ask members of management or others whose advice and counsel are relevant to the issues then being considered by the Committee to attend any meetings and to provide such pertinent information as the Committee may request.

     The chair of the Committee shall report the Committee's actions to the Board after each Committee meeting and otherwise as requested by the Board.

IV.  COMMITTEE RESPONSIBILITIES

     In carrying out its oversight responsibilities, the Committee's policies and procedures should remain flexible to enable the Committee to react to changes in circumstances and conditions so as to ensure the Company remains in compliance with applicable legal and regulatory requirements. The Committee shall have responsibility for oversight of the determination, implementation and administration of remuneration, including compensation, benefits and perquisites, of all executive officers and other members of senior management whose remuneration is the responsibility of the Board or whose remuneration the Chief Executive Officer requests the Committee to review and affirm. Such responsibility may include consideration of compensation plans, retention and severance plans and other benefits for employees besides senior management where appropriate in the oversight of the Company's compensation structure in general. Without limiting the generality of the foregoing, the Committee shall have the following responsibilities in addition to matters that may be referred to it by the Board or which the Committee raises on its own initiative:

     (a) Review and to make periodic recommendations to the Board as to the general compensation policies and practices of the Company, including incentive-compensation plans and equity-based plans, and retention and severance plans;

     (b) Review and adopt, and to recommend to the Board (and for shareholder approval where required by applicable law, the Articles of Incorporation or the Board's Governance Guidelines) compensation and benefits policies, plans and programs and amendments thereto, determining eligible employees and the type, amount and timing of such compensation and benefits;

     (c) Oversee the administration of such policies, plans and programs and monitor them to assure that they remain competitive and within the Board's compensation objectives for executive officers and such other members of senior management;

     (d) Review and affirm contractual employment and compensation arrangements with executive officers and other members of senior management whose employment and compensation arrangements are the responsibility of the Board or whose compensation the Chief Executive Officer requests the Committee to review and affirm;

     (e) Review and approve corporate goals and objectives relevant to compensation of the Chief Executive Officer, consider the annual review of the Chief Executive Officer's performance conducted by the Nominating and Governance Committee in light of such goals and objectives and, at least annually, to set the compensation of the Chief Executive Officer based on such evaluation;

     (f) Review and to make recommendations to the Board at least annually with respect to the base salary and annual and long-term incentive compensation of the other executive officers and other members of senior management (upon the recommendation of the Chief Executive Officer) whose compensation arrangements are the responsibility of the Board or whose compensation the Chief Executive Officer requests the Committee to review and affirm;

     (g) Prepare for inclusion in the Company's annual proxy statement the annual executive compensation report to the shareholders of the Company in accordance with the requirements of the SEC;

     (h) Review and consider recommendations from the Nominating and Governance Committee with respect to the compensation and benefits of directors who are not employees of the Company and to recommend any changes to the Board that the Committee deems appropriate, provided that if Committee members are directly affected by such recommendations, the Committee shall defer to the Board of Directors the consideration and approval of such recommendations;

     (i) Review and recommend to the Board retention and severance plans and policies for those managers and other employees who do not have contracts covering such matters;

     (j) Evaluate the Committee's performance at least annually on a timetable to be established by the Committee and review at least annually the adequacy of this Charter and recommend any proposed changes to the Board for approval.

     (k) To perform such other duties as the Board may assign to the Committee.

     In discharging the foregoing responsibilities, the Committee may consider, as it deems appropriate and as contemplated by Company policies, plans and programs, individual, team, business unit, regional and Company-wide performance against applicable pre-established annual and long-term performance goals, results taking into account shareholder return, economic and business conditions, remuneration given to the Chief Executive Officer and other executive officers, as applicable, in the past and comparative and competitive compensation and benefit performance levels.

V.  STUDIES

     The Committee may conduct or authorize studies of matters within the scope of the Committee's responsibilities as described above, and may retain, at the expense of the Company, independent counsel or other consultants necessary to assist the Committee in any such studies. The Committee shall have sole authority to retain, on such terms as the Committee deems appropriate, including fees and retention terms, and terminate any compensation consultant to assist it in the performance of its responsibilities. The Committee has the authority to direct the Chief Executive Officer to provide such information regarding the Company's affairs and such assistance of the Company's staff and access to the Company's resources (including funding) as the Committee shall determine necessary to the accomplishment of its assigned responsibilities.

VI.  MISCELLANEOUS

     Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. Nothing in this Charter is intended to preclude or impair the protection provided in subsection 2 of Nevada Revised Statutes 78.138 for good faith reliance by members of the Committee on reports or other information provided by others. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities.

Adopted by the Compensation Committee and approved by the Board of Directors on April 14, 2003.

                                                                      APPENDIX C

               CHARTER OF THE NOMINATING AND GOVERNANCE COMMITTEE
                           OF THE BOARD OF DIRECTORS
                       OF WESTPORT RESOURCES CORPORATION

I.  PURPOSE

     The Nominating and Corporate Governance Committee (the "Committee") is responsible for providing oversight on the broad range of issues surrounding the composition and operation of the Board of Directors (the "Board"), including identifying individuals qualified to become board members, recommending to the Board director nominees for the next annual meeting of shareholders, and recommending to the Board and overseeing the implementation of corporate governance guidelines. The Committee also provides assistance to the Board in the areas of committee membership selection, evaluation of the effectiveness of the Board and management, and ongoing consideration of developments in corporate governance practices. The Committee's goal is to assure that the composition, practices, and operation of the Board contribute to value creation for and effective representation of the Company's shareholders.

II.  COMPOSITION

     The Committee shall consist of at least three directors, appointed by the Board at its annual meeting or at interim meetings when necessary to fill a vacancy or add a member in the Board's judgment. Committee members shall, in the opinion of the Board, meet the independence and experience requirements of the New York Stock Exchange (the "NYSE"), the Sarbanes-Oxley Act of 2002 (the "S-O Act"), the rules of the Securities and Exchange Commission (the "SEC") and other applicable laws, rules and regulations as in effect from time to time. The Board shall appoint one or more members of the Committee as chair(s). He or she shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making Committee assignments and reporting to the Board. The chair(s) shall also preside over executive sessions of the Board if the Chairman of the Board is not present in such sessions. The Committee may delegate such other matters to the chair, or to subcommittees, as it deems appropriate. A Committee member (including the chair) may be removed at any time, with or without cause, by the Board. The Board may designate one or more directors as alternate members of the Committee, who may replace any absent or disqualified member or members at any meetings of the Committee.

III.  MEETING REQUIREMENTS

     The Committee shall meet at least once each year or more frequently as it determines appropriate. The Committee shall meet at the call of its chair, preferably in conjunction with regular Board meetings or at the request of any Committee member. Any notice of meeting shall contain a proposed agenda of the matters to be considered by the Committee. The Committee may meet by telephone conference call or by any other means permitted by law or the Company's bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. The Committee may act without a meeting by unanimous written consent of all members. The Committee shall determine its own rules and procedures, including designation of a chair pro tempore, in the absence of the chair(s), and designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and take and prepare the minutes thereof. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

     The Committee, as it may determine to be appropriate, may meet in separate executive sessions or in confidence with other directors, the Chief Executive Officer of the Company and other employees of the Company, agents or representatives invited by the Committee.

     The Committee may ask members of the Company's management or others whose advice and counsel are relevant to the issues then being considered by the Committee to attend any meetings and to provide such pertinent information as the Committee may request.

IV.  COMMITTEE RESPONSIBILITIES

     In carrying out its oversight responsibilities, the Committee's policies and procedures should remain flexible to enable the Committee to react to changes in circumstances and conditions so as to ensure the Company remains in compliance with applicable legal and regulatory requirements. The Committee shall have the following responsibilities in addition to matters that may be referred to it by the Board or which the Committee raises on its own initiative:

  BOARD CANDIDATES AND NOMINEES

     (a) Develop criteria for the selection of directors and oversee the process of screening and interviewing candidates for Board positions, including those recommended by shareholders and management; and

     (b) Subject to the terms of any shareholders (or similar) agreement to which the Company and/or its shareholders may be party to from time to time affecting the composition of the Board, propose to the Board nominees for election by the shareholders at the annual meeting of shareholders and prospective director candidates in the event of the resignation, death, removal or retirement of directors or a change in Board composition requirements.

  BOARD AND COMMITTEES

     (a) Establish and review policies pertaining to size, composition and procedures of the Board and the roles, responsibilities, retirement age, tenure and removal of directors;

     (b) Determine and monitor whether or not each director and prospective director is an "independent director" within the meaning of the NYSE listing standards, the S-O Act and any other laws, rules or regulations in effect from time to time and applicable to the Company and whether the Board and all committees meet the criteria for independent composition imposed by the NYSE listing standards or any other applicable laws, rules or regulations in effect from time to time;

     (c) Review and consider possible conflicts of interest that may arise between the Company and any director or officer;

     (d) Review and recommend to the Compensation Committee of the Board the compensation and benefits of directors who are not employees of the Company; and

     (e) Review periodically the Board's committee structure and functioning and recommend to the Board the establishment of committees and directors to serve as members of each committee.

  BOARD AND MANAGEMENT EVALUATION AND DEVELOPMENT

     (a) Work with senior management to provide an orientation and continuing education program for directors

     (b) Develop and conduct, on a timetable to be established by the Committee, an evaluation of the effectiveness of the Board as a whole and of individual directors, including self-assessments;

     (c) Consider the recommendations of the Chief Executive Officer for the appointment of executive officers;

     (d) Review, and develop where appropriate, the Company's management succession plans to help assure proper management planning; and

     (e) (i) Establish a procedure for evaluating the Chief Executive Officer's performance, (ii) annually evaluate such performance and (iii) have the Committee chair review, after completion of the annual evaluation, with the Chief Executive Officer the results of the Committee's evaluation and to coordinate with the Compensation Committee of the Board regarding that evaluation for purposes of establishing the annual compensation of the Chief Executive Officer.

  CORPORATE GOVERNANCE

     (a) Develop and recommend to the Board corporate governance guidelines, review the guidelines periodically (not less than annually, on a timetable to be established by the Committee), and recommend changes as necessary in light of the Board's experience and evolving corporate practices; and

     (b) Develop and recommend to the Board codes of conduct, business ethics and business practices, to reflect best practices and the requirements of NYSE listing standards, the S-O Act and any other laws, rules or regulations in effect from time to time and applicable to the Company, monitor their implementation, and recommend changes as necessary in light of the Company's experience, changes to the NYSE listing standards or any other applicable laws, rules or regulations in effect from time to time and evolving corporate practices.

  REPORTING AND EVALUATION

     (a) Report the Committee's actions and recommendations to the Board after each Committee meeting; and

     (b) Evaluate its performance at least annually on a timetable to be established by the Committee and review at least annually the adequacy of this Charter and recommend any proposed changes to the Board for approval.

V.  INVESTIGATIONS AND STUDIES

     The Committee may conduct or authorize investigations into or studies of matters within the scope of the Committee's responsibilities as described above, and may retain, at the expense of the Company, independent counsel or other consultants necessary to assist the Committee in any such investigations or studies. In this regard, the Committee has the authority to direct the Chief Executive Officer to provide such information regarding the Company's affairs and such assistance of the Company's staff and access to the Company's resources (including funding) as the Committee shall determine necessary to the accomplishment of its assigned responsibilities. The Committee shall have sole authority to retain and terminate any search firm to be used to identify director candidates, including the sole authority to negotiate and approve the fees and retention terms of such search firm.

VI.  MISCELLANEOUS

     Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. Nothing in this Charter is intended to preclude or impair the protection provided in subsection 2 of Nevada Revised Statutes 78.138 for good faith reliance by members of the Committee on reports or other information provided by others. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities.

Adopted by the Nominating and Governance Committee and approved by the Board of Directors on April 14, 2003.

                         WESTPORT RESOURCES CORPORATION

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- MAY 22, 2003

                    THIS PROXY IS SOLICITED ON BEHALF OF THE

               WESTPORT RESOURCES CORPORATION BOARD OF DIRECTORS

     Revoking all prior proxies, the undersigned hereby appoints Barth E. Whitham and Lon McCain, and each of them, proxies for the undersigned with full power of substitution, to vote all shares of Westport Resources Corporation Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Westport Resources Corporation to be held in Denver, Colorado, on Thursday, May 22, 2003, at 9:00 a.m., local time, or at any adjournment(s) or postponement(s) thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

     PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE, OR IF NO SUCH DIRECTION IS INDICATED ON THE REVERSE SIDE, IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON EACH PROPOSAL.

                   (Continued and to be signed on other side)

                         WESTPORT RESOURCES CORPORATION

PLEASE MARK VOTE IN BRACKETS IN THE FOLLOWING MANNER USING DARK INK ONLY.  [X]

    1.  ELECTION OF DIRECTORS

(i)    Robert A. Haas                                                For All         [ ]
(ii)   David L. Porges                                               Withheld All    [ ]
(iii)  Donald D. Wolf                                                For All Except  [ ]

                  Nominee Exception(s)
                                      ---------------------------------------

    2.  TO RATIFY SELECTION OF INDEPENDENT AUDITOR

                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

    3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ITEMS 1 AND 2.

                                    NOTE: Please sign as name appears hereon.
                                    Joint owners should each sign. When
                                    signing as attorney, executor,
                                    administrator, trustee or guardian, please give full title as such.

                                    Signature: ---------------------------------------------------------------------

                                    Date: --------------------------------------------------------------------------

                                    Signature: ---------------------------------------------------------------------

                                    Date: --------------------------------------------------------------------------